UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NuWay Medical, Inc.

(Name of Registrant as Specified in Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 15, 2007

To Our Stockholders:

You are cordially invited to attend the Special Meeting of Stockholders (the “Meeting”) of NuWay Medical, Inc., a Delaware corporation (the “Company”), which will be held at Residence Inn by Marriott, 2855 Main Street, Irvine, California 92614, at 10:00 a.m. local time on March 15, 2007, for the purposes of considering and voting upon the following matters:

1.

A proposal to approve the acquisition of the assets of IOWC Technologies Inc. (“IOWC”), and the issuance of shares of our common stock to IOWC;

2.

A proposal to approve an amendment to our certificate of incorporation to change our name from NuWay Medical, Inc. to BioLargo, Inc. in connection with completion of the transactions with IOWC;

3.

A proposal to authorize the Board to effect a reverse stock split of our common stock at a specific ratio to be determined by the Board within a range from 1-for-10 to 1-for-100; and

4.

A proposal to increase the authorized capital stock of the Company from 100,000,000 shares of common stock to 200,000,000 shares of common stock and from 25,000,000 shares of preferred stock to 50,000,000 shares of preferred stock, and make certain technical corrections to provisions in our certificate of incorporation regarding our blank check preferred stock.

These matters are described more fully in the proxy statement accompanying this notice.

Our stockholders will also act upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board is not aware of any other business to be presented to a vote of the stockholders at the Meeting.

The Board has fixed the close of business on January 29, 2007 as the record date (the “Record Date”) for determining those stockholders who will be entitled to notice of and to vote at the Meeting. The stock transfer books will remain open between the Record Date and the date of the Meeting.

Representation of at least a majority in voting interest of our common stock either in person or by proxy is required to constitute a quorum for purposes of voting on each proposal to be voted on at the Meeting. Accordingly, it is important that your shares be represented at the Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted at the Meeting.

Please read the accompanying proxy material carefully. Your vote is important and we appreciate your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,

Dennis Calvert
President and Chief Executive Officer

February 13, 2007
Irvine, California

Table of Contents
To
PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
OF
NUWAY MEDICAL, INC.

Page

Voting Rights and Solicitation	1
General Note About References to Shares of Our Stock	2
Proposal One: Approval of Acquisition of the Assets of IOWC Technologies, Inc. and Issuance of Common Stock to IOWC and Kenneth Code	3
IOWC Financial Information	23
Plan of Operations After Consummation of the Transactions	32
Pro Forma Financial Information	35
Selected Financial Data and Pro Forma Selected Financial Data and Information	41
Proposal Two: Proposal to Change the Company’s Name	43
Proposal Three: Proposal to Authorize Our Board of Directors to Effectuate a Reverse Stock Split in an Amount to be Determined by the Board between 1-for-10 and 1-for-100	44
Proposal Four: Proposal to Increase Our Authorized Capital from 100,000,000 to 200,000,000 Shares of Common Stock and from 25,000,000 to 50,000,000 Shares of Preferred Stock and to Make Certain Technical Corrections to Provisions Regarding our Blank Check Preferred Stock	48
Stockholder Proposals	50
Annual Report on Form 10-KSB	50
Other Matters	50
Appendix A: Amended and Restated Certificate of Incorporation of Nuway Medical Inc.	A-1

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
OF NUWAY MEDICAL, INC.

To Be Held on March 15, 2007

This proxy statement is furnished in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at a Special Meeting of Stockholders (the “Meeting”), which will be held at 10:00 a.m. local time on March 15, 2007 at Residence Inn by Marriott, 2855 Main Street, Irvine, California 92614, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders (the “Notice”). This proxy statement and the proxy card are first being delivered or mailed to stockholders on or about February 13, 2007. Our Annual Report for the year ended December 31, 2005, as amended, on Form 10-KSB/A (the “10-KSB”) and the Quarterly Report for the nine months ended September 30, 2006, as amended, on Form 10-QSB/A (the “10-QSB”) are being mailed to stockholders concurrently with this proxy statement. Neither the 10-KSB nor the 10-QSB is to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made except to the extent that portions thereof are specifically incorporated by reference herein. See the information under “Annual Report on Form 10-KSB” below which details the portions of the 10-KSB and 10-QSB incorporated by reference herein. The Company’s executive offices are located at 2603 Main Street, Suite 1155, Irvine, California 92614 and its telephone number at that location is (949) 235-8062.

VOTING RIGHTS AND SOLICITATION

The close of business on January 29, 2007 was the record date (the “Record Date”) for stockholders entitled to notice of and to vote at the Meeting. As of the Record Date, we had 78,393,480 shares of common stock, par value $0.00067 per share, and no shares of preferred stock, par value $0.00067 per share, issued and outstanding. All of the shares of our common stock outstanding on the Record Date, and only those shares, are entitled to vote on each of the proposals to be voted upon at the Meeting. Holders of common stock of record entitled to vote at the Meeting will have one vote for each share of common stock so held with regard to each matter to be voted upon.

All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

The holders of a majority in voting interest of the common stock outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. The voting interest of shares of the common stock represented in person or by proxy will be counted for purposes of determining whether a quorum is present at the Meeting. Shares which abstain from voting as to a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the voting interest present and entitled to vote with respect to any particular matter, but will not be counted as votes cast on such matter. If a broker or nominee holding stock in “street name” indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter and will not be counted as a vote cast on such matter.

In voting with regard to Proposal One (issuance of common stock as part of the transactions with IOWC, which transactions are described in Proposal One and elsewhere in this proxy statement (the “Transactions”)), stockholders may vote in favor of each such proposal or against each such proposal or may abstain from voting. The vote required to approve Proposal One is governed by Delaware law, and the minimum vote required to approve each such proposal is a majority of the total votes cast on such proposal, provided a quorum is present. As a result, in accordance with Delaware law, abstentions and broker non-votes will not be counted and will have no effect on the outcome of the vote on this proposal.

In voting with regard to Proposal Two (authorizing the name change), Proposal Three (authorizing reverse stock split) and Proposal Four (increase in authorized capital stock and certain technical amendments to our blank check preferred), stockholders may vote in favor of each such proposal or against each such proposal or may abstain from voting. The vote required to approve Proposals Two, Three and Four is governed by Delaware law, and the minimum vote required is majority of the outstanding shares of the Company entitled to vote at the Meeting, provided a quorum is present. As a result, in accordance with Delaware law, abstentions and broker non-votes will have the effect of a vote “Against” each such proposal.

Shares of our common stock represented by proxies in the accompanying form which are properly executed and returned to us will be voted at the Meeting in accordance with the stockholders’ instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR each of Proposal One, Proposal Two, Proposal Three and Proposal Four. Management does not know of any matters to be presented at the Meeting other than those set forth in this proxy statement and in the Notice accompanying this proxy statement. If other matters should properly come before the Meeting, the proxyholders will vote on such matters in accordance with their best judgment.

Any stockholder has the right to revoke his, her or its proxy at any time before it is voted at the Meeting by giving written notice to our Secretary and by executing and delivering to the Secretary a duly executed proxy card bearing a later date, or by appearing at the Meeting and voting in person.

The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, or special letter by our officers and regular employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of our common stock, and such persons may be reimbursed for their expenses.

GENERAL NOTE ABOUT REFERENCES TO SHARES OF OUR STOCK: Unless expressly stated otherwise, all references in this proxy statement to numbers of shares of our common or preferred stock are to such amount prior to a proposed reverse stock split which is being presented to the stockholders as Proposal Three.

PROPOSAL ONE

APPROVAL OF ACQUISITION OF THE ASSETS OF IOWC TECHNOLOGIES INC. AND
ISSUANCE OF COMMON STOCK TO IOWC AND KENNETH CODE

General

The Company has been operating as a public shell company since June 2003 and, as of the date of this proxy statement, has no continuing business operations. The Company’s Annual Report on Form 10-KSB, as amended, which was mailed to the stockholders at the same time as this proxy statement, contains a discussion of the Company’s past business activities and stockholders are urged to read carefully Part I, Item 1, “Description of Business” and the financial information described under the caption “Annual Report on Form 10-KSB” below, which is incorporated by reference herein.

As previously disclosed in the Company’s public filings with the SEC, the Company has been seeking to acquire a business with ongoing operations. In furtherance of that strategy, the Company conducted a search for suitable candidates and in July 2005 identified certain technologies for use in products designed for distribution in the food, medical, disaster relief and biohazardous material transportation industries as a potential acquisition candidate, which technologies and the anticipated consequences to the Company if the Transactions are not consummated are described in more detail below.

Because Mr. Code is interested in the outcome of Proposal One, Mr. Code will not vote any stock he beneficially owns on this Proposal One at the Meeting.

SUMMARY OF TERMS OF THE TRANSACTIONS

The following is a summary only of certain terms of the Transactions. This summary is qualified in its entirety by the more detailed discussion of the Transactions contained in this proxy statement, including the sections referred to in this summary.

Transactions

We will acquire substantially all of the assets, consisting primarily of technology, license and distribution agreements, of IOWC (collectively, the “IOWC Assets”). See “The Proposal and Reasons for Stockholder Vote”, “BioLargo Technology and BioLargo Products”, “Background of the Transactions”, “Reasons for the Transactions” and “Risk Factors” below.

Consideration

In connection with the closing of the Transactions, we will issue 553,475,300 shares (the “IOWC Stock”) of our common stock to IOWC. See “The Proposal and Reasons for Stockholder Vote” and “Pro Forma Capitalization and Significant Dilution to Existing Stockholders” below.

Previous Agreements

In connection with the Transactions, we have previously entered into a Marketing and Licensing Agreement, which is summarized under “Marketing and Licensing Agreement” below; a Consulting Agreement, which is summarized under “Consulting Agreement” below; and a Research and Development Agreement, which is summarized under “Research and Development Agreement” below.

Additional Agreements

In connection with the closing of the Transactions, we will enter into (i) a definitive asset purchase agreement, summarized under “Other Agreements - Asset Purchase Agreement” below; and (ii) an employment agreement with Mr. Code, summarized under “Other Agreements - Code Employment Agreement”.

Conditions to Closing

Among the conditions to closing are approval by our stockholders of (i) approval of the issuance of the IOWC Stock to IOWC, discussed in more detail under “The Proposal and Reasons for Stockholder Vote” and “Pro Forma Capitalization and Significant Dilution to Existing Stockholders” below; (ii) the change of our corporate name, discussed in more detail under “Proposal Two” below; (iii) a reverse split of our common stock,, discussed in more detail under “Proposal Three” below; and (iv) an increase in our authorized capital stock, discussed in more detail under “Proposal Four” below.

Change of Control

Upon the closing of the Transactions, IOWC and Mr. Code will own approximately 61.0% of our issued and outstanding common stock. See “Pro Forma Capitalization and Significant Dilution to Existing Stockholders” below.

Stockholder Approvals

Our stockholders are being asked to approve the issuance of the IOWC Stock, as discussed under “Proposal One”. However, our stockholders are not being asked to approve the issuance of 15,515,913 shares of our common stock already issued to Mr. Code (the “Code Stock”) in connection with the Consulting Agreement. See “Consulting Agreement” below.

Consequences of Non-Approval

If each of Proposals One, Two, Three and Four is not approved by our stockholders, the Transactions will not be consummated. In such event, among other things, (i) the Marketing and Licensing Agreement, Research and Development Agreement and Consulting Agreement will terminate; (ii) Mr. Code will return the Code Stock to us; and (iii) all rights granted to us by BioLargo will revert to BioLargo. See “Consequences If Stockholders Do Not Approve Transactions” below.

The Proposal and Reasons for Stockholder Vote

The Company is requesting stockholders to approve the acquisition of substantially all of the assets of IOWC (whose principal offices are located at Unit 4, 1780 Glastonbury Blvd NW, Edmonton, AB, Canada T5T 6P9, telephone (780) 482-2753) and the issuance and sale of 553,475,300 shares of the Company’s common stock to IOWC, as part of a series of transactions (the “Transactions”) intended to transfer to the Company certain technology and rights (“the BioLargo Technology”) relating to a process whereby disinfecting chemistry is incorporated into absorbent materials, liquids, powders, tablets or other delivery methods that can be then incorporated into products in several industries. If the Transactions are not consummated, the Company will remain a public shell with no continuing business operations. The Transactions and the anticipated consequences to the Company if the Transaction are not consummated are described more fully below.

Nasdaq Marketplace Rule 4350 requires stockholder approval in connection with the issuance of or potential issuance which will result in a change of control of the issuer. The Company believes that the issuances related to the Transactions constitute a change in control of the Company, and as such it is appropriate for the Company to seek the approval of its stockholders prior to issuing its shares. While the Company’s common stock is not quoted on the Nasdaq National Market and the Company is not subject to Nasdaq Marketplace Rules, the Company believes that it is in the best interest of the Company and its stockholders for the stockholders of the Company to be given the opportunity to vote on the issuance of shares of common stock of the Company in connection with the Transactions. Moreover, the Company believes that if the Company were to apply for listing on a significant market such as Nasdaq, the fact that the Company complied with such rules would be deemed a positive factor in its application. It is important to note, however, that the Company has no current plans to apply for listing on Nasdaq or any other trading market and there is no assurance that, even if the Company were to do so, that the Company’s stock would be accepted for trading on any such market.

Proposals Required for Approval of Proposal One

In Proposal One, the Company is requesting the stockholders to approve the issuance of 553,475,300 shares of the Company’s common stock. In order for the Company to issue this number of shares, the stockholders must also approve Proposal Three, which requests the stockholders to grant the Board authority to amend and restate our Certificate of Incorporation to effect a reverse stock split of our common stock in an amount to be determined by the Board, but between a 1-for-10 and a 1-for-100 reverse split. For example, effecting a reverse split of the Company’s common stock at a minimum of 1-for-10, the actual issuance requested by this Proposal One would be one-tenth the stated amount, or a maximum of 55,347,530 shares. This number of shares is within the limits of the number of shares authorized by the Company’s Certificate of Incorporation.

Background of the BioLargo Transactions

At the beginning of 2004, we had no continuing business operations. We operated as a public shell and management was actively seeking merger and acquisition candidates with ongoing operations. We had nominal cash on hand.

Over the course of several years prior to 2004, we had entered various businesses through the acquisition of either entities with operating businesses or technology that could be developed and marketed. However, as a result of various factors, primarily inadequate capital and the inability to raise financing successfully, we could not successfully exploit these acquisitions and integrate them in a way to produce profitable operations. By the end of 2003, management elected to dispose, through sales or other means, of these acquisitions.

We also continued to deal with the effects of certain matters that arose (i) under prior management and (ii) from our business dealings with a former consultant and principal stockholder of the Company, Mark Roy Anderson, from mid-2002 to early-2003. The Company’s prior association with Mr. Anderson had led to a number of regulatory and legal inquiries and investigations into the company and its then- management, including an informal inquiry by the SEC. We cooperated with this investigation and a related investigation by the Federal Bureau of Investigation into Mr. Anderson’s business dealings. The SEC inquiry was terminated in April 2005.

In February 2004, Mr. Code, the inventor of the patented BioLargo Technology and the president and sole shareholder of IOWC, was introduced to Dennis Calvert, who by that time was the Company’s president, by a mutual acquaintance. Mr. Code was seeking to build a management team, secure capital resources to further conduct additional research and development on the BioLargo Technology, commence product development and begin commercializing the BioLargo Technology.

In March 2004, we began preliminary negotiations with Mr. Code which focused on distribution and selling strategy which contemplated the use of Premium Medical Group (“PMG”) as a selling and marketing agent for the absorbent pads, incorporating the BioLargo Technology. PMG had entered into an agreement with us in January 2004, to merge with the Company. Our early discussions with Mr. Code contemplated an arrangement whereby if the Company were able to generate meaningful sales and or arranged new development capital to be provided for the further development of the BioLargo Technology, then the Company could acquire the BioLargo technology over time, or outright at an agreed upon purchase price. We actively pursued investment capital to support this plan, including the expansion and involvement of PMG.

Around this time, our stock was trading at approximately $0.01 per share with 46,322,736 shares outstanding, or a total market capitalization of approximately $464,000. At that time, we had no continuing operations, no tangible assets and were also lacking in working capital. In addition, we had outstanding liabilities of approximately $3,000,000.

Mr. Code, on behalf of IOWC, informed our management that the BioLargo Technology required working capital to further its research and development and commercialization, and that given our lack of capital resources at the time, we would have to find a way to create sufficient opportunities to develop and commercialize the BioLargo Technology. Mr. Code made it clear in each conversation he had with our management during this time frame that working capital was his first priority to further the development of the BioLargo Technology. Moreover, Mr. Code’s initial position was that if he was ever going to consider selling the BioLargo Technology, he would require adequate cash be paid to IOWC for his controlling ownership, in addition to insuring that appropriate working capital would be available to exploit the potential commercial opportunities for the BioLargo Technology.

In April 2004, and in furtherance of the prior discussions, we entered into confidentiality and non-circumvention agreements with IOWC so that we could begin the process of due diligence and technical training prior to embarking on a selling strategy or potential acquisition of the BioLargo Technology. Our management, particularly Dennis Calvert, focused on learning substantially more about the BioLargo Technology, developing a business plan, embarking on market research, commencing market testing and studying the potential commercial markets and applications for the BioLargo Technology as well as potential funding sources to further its development, and these efforts continued for the next several months. Additionally, Mr. Code focused on training Mr. Calvert about the science of the BioLargo Technology, manufacturing processes and potential commercial markets for the BioLargo Technology. Mr. Calvert continued a methodical process of validating the technical claims of IOWC about the BioLargo Technology as well as training the sales staff at PMG, while our management team continued to search for capital to support the growth plans of PMG.

In July 2004, we were advised by PMG that they were unwilling to pay for a required financial audit of PMG, which was required to consummate the transaction between our two companies. We had also exhausted our contacts with possible financing sources for PMG’s expansion and none was successful. Our only source of capital at that time was from Mr. Calvert’s personal funds.

In October 2004, we terminated and rescinded the acquisition agreement with PMG. However, because IOWC maintained a high level of interest in working with our management, Mr. Code expressed a willingness to continue working with us on the BioLargo Technology, but also made it clear that capital was required to fully exploit the BioLargo Technology.

Also in October 2004, a new licensing group named BioLargo LLC, which is unaffiliated with IOWC, executed a license agreement with IOWC to commercialize certain aspects of the BioLargo Technology. The benefits of this license agreements were later transferred to us by IOWC, pursuant to an agreement that we entered into with IOWC as of December 31, 2005 (the “M&L Agreement”); see discussion below. We terminated this license agreement in October 2006, due to non-payment and other breaches by BioLargo LLC.

By December 2004, as a result of our research and market testing of the BioLargo Technology, our Board of Directors agreed with management that it was in our best interest to focus exclusively on the BioLargo Technology for commercial exploitation.

In January 2005, with the assistance of the Company, IOWC entered into a Master Distributorship Agreement with Food Industry Technologies, Inc., for all food applications of the BioLargo Technology.

In early 2005, we engaged the services of Evans & Evans, Inc. (“Evans & Evans”), an independent business assessment firm, to look at the BioLargo Technology. Evans & Evans is a Canadian corporate finance advisory and valuation firm with offices across Canada and also in the United States. Evans & Evans offers a range of independent and advocate services including valuation and fairness opinions, business planning and research, mergers and acquisitions advice, business due diligence, market and competitive research and capital formation assistance.

Our management was introduced to Evans & Evans by a third-party referral. Management interviewed principals of Evans & Evans to gain an understanding of their qualifications. We also reviewed publicly available qualifications and accomplishments of Evans & Evans. Based on those efforts, management concluded that Evans & Evans was qualified to perform the analysis requested. Given the limited scope of the work and the price quoted by Evans & Evans, we did not interview any other consultants. Other than the amount we paid for Evans and Evans’ services, there is no material relationship, and there has not been any material relationship for at least the past two years, between Evans & Evans, its partners, employees or associates, and either IOWC or us, and no such relationship is contemplated.

We did not seek a formal appraisal or fairness opinion of the value of the BioLargo Technology given our limited resources and the disparities between our then-current stock value and the assumed range of values of the BioLargo Technology, even the lower end of which significantly exceeded the then-current value of 51% of our common stock.

Evans & Evans issued a report dated March 22, 2005 (the “Report”). The Report included an estimated value of the BioLargo Technology using a discounted cash flow approach. The Report included an estimated potential price of the 100% of the intellectual property owned by IOWC based on a number of assumptions. The Report did not stipulate the fair market value of the IOWC Assets and/or IOWC itself. Evans & Evans did not opine on the fairness of the consideration we agreed to pay IOWC and we did not ask Evans & Evans to opine on the fairness of the consideration. We determined the amount and type of the consideration to pay IOWC for the BioLargo Technology as a result of negotiations between Mr. Code and our management.

In connection with the preparation of the Report, Evans & Evans relied upon financial and other information, data, advice, opinions and representations obtained by Evans & Evans from public sources or provided to Evans & Evans by IOWC or otherwise pursuant to the engagement of Evans & Evans. The Report is conditional upon the facts or representations which were relied upon by Evans & Evans. Subject to the exercise of their professional judgment and except as expressly described in the Report, Evans & Evans did not attempt to verify independently the accuracy or completeness of any such information, data, advice, opinions or representations.

In preparing the Report, Evans & Evans made adjustments to certain assumptions provided by management to reflect its own professional judgment regarding future events. The Evans & Evans Report has been prepared on the basis of securities markets as well as economic and general business and financial conditions prevailing as at January 31, 2005 and on the condition and prospects, financial or otherwise, of IOWC as reflected in the information and documents reviewed by Evans & Evans and as represented by executive officers and operating management of IOWC. In conducting its analysis, Evans & Evans made numerous assumptions regarding the impact of general economic and industry conditions on the future financial results of the holder of the IOWC Assets.

We paid Evans & Evans $10,700 for its services in preparing the Report.

The following is a summary of the material terms of the final version of the Evans & Evans Report dated March 22, 2005. This summary is not intended to be complete and is qualified in its entirety by the full text of the Report.

In the Report, price refers to the most likely price that an arm’s length party might likely buy the IOWC Assets, assuming it is vended into a company that is listed and funded on an organized, regulated and liquid U.S. stock market. It is also based on all of the information and assumptions outlined in the Report. The reader should realize this includes reference to all of the terms and conditions and the assumptions set out in the Report.

Most importantly, price as defined in the Report, approximates “market potential”, it does not equal fair market value. Price, as defined in the Report, refers to the implied potential price of the IOWC Assets. Such analysis is based principally on a review of the future revenues and/or net income and/or cash flows to be garnered from the IOWC Assets. In doing this, one is examining the future expected cash flows of the IOWC Assets given certain IOWC claimed milestones and assumptions. Such calculated price is based on many factors (i.e. external factors, market conditions, projected organizational performance, etc.).

In preparing the Report, Evans & Evans relied on information provided by the management of IOWC and the Company, as well as publicly available documents and information on the IOWC Assets, IOWC and the Company.

Documents and sources of information utilized or revised by Evans & Evans included: interviews with key members of IOWC’s management team; a review of IOWC’s and the Company’s business plans, marketing materials and product information; a review of IOWC’s website; a review of resumes of employees, consultants or directors of IOWC and the Company; a review of the certificate of incorporation and the articles of incorporation for IOWC; a review of funding proposals; a review of material agreements, a review of patent applications; interviews with competitors and industry participants; a review of market data from various independent industry sources; and, a review of financial and stock market trading data on comparable public companies.

Evans & Evans was not provided with formal income statements and balance sheets for IOWC. Had such information been available, pricing approaches and conclusions may have differed and differed materially.

Evans & Evans made the following assumptions in completing the Report as at January 31, 2005 (the “Pricing Date”): (1) key management of IOWC and the Scientific Advisory Board continue to be associated with the Company for at least the next 36 months following the transaction with IOWC; (2) there are no claims or liabilities associated with the IOWC Assets; (3) IOWC successfully achieves the milestones outlined in its current strategic business plan, including raising sufficient working capital, so that all of the projected financial and business requirements and results associated with IOWC’s intellectual property are achieved. Should IOWC’s intellectual property not be successful in the above and in generating the revenues outlined in the Report, the price of the IOWC Assets would differ materially; (4) IOWC has satisfactory title to all of the tangible and intangible assets described in the Report and there are no liens or encumbrances on such assets nor have any assets been pledged in any way; and (5) IOWC has complied with all government taxation and regulatory practices as well as all aspects of its contractual agreements that would have an effect on the Report, and there are no other material agreements entered into by IOWC relating to IOWC’s intellectual property that are not disclosed in the Report.

In determining the price of an asset and/or a business, there is no single or specific mathematical formula. The particular approach and the factors to consider will vary in each case. Pricing approaches are primarily income-based. Income-based approaches are appropriate where an asset and/or enterprise’s future earnings are likely to support a price in excess of the price of the existing net assets. Commonly used income-based approaches are comparable transactions/companies as well as a discounted cash flow analysis.

With respect to IOWC’s intellectual property, Evans & Evans believed it was most appropriate to utilize one income-based approach in arriving at the price of IOWC’s intellectual property at the Pricing Date. Given the historical and, more importantly, the business model forecasted by IOWC management (i.e., significant orders expected in the short-term) and the long-term nature of IOWC’s planned business model, it is the view of Evans & Evans that the most appropriate primary method in determining the range of price of the IOWC Assets at the Pricing Date involved an income-based approach, namely a discounted cash flow approach (“DCF Approach”).

The DCF Approach was deemed most appropriate given the types of revenues projected going forward, the agreements in place as at the Pricing Date and that it estimates the possible range of cash flows to be received by investors in IOWC’s intellectual property. Numerous other approaches were examined but not considered appropriate as indications of price (i.e., comparable companies, comparable transactions, relief from royalty, super profits, etc.) as either insufficient or inadequate information was available regarding each of these approaches.

The DCF Approach is a widely accepted pricing analysis methodology because this approach considers the price of the IOWC Assets given rise to the discretionary cash flow that may well be available to the Company going forward from commercializing the IOWC Assets.

In undertaking the DCF Approach, Evans & Evans utilized projections of operating results the Company, on an assumed post-acquisition of the IOWC Assets basis, as the starting point for calculating the DCF. Those internally-generated projections were based a series of assumptions, which may or may not come to pass and which could significantly affect the values contained in such projections, about a number of factors, including hypothetical licensing and royalty revenue from the sale of products in the absorbent healthcare and transportation industries and assumed market share in those industries over a 10-year acquisition period. It should be noted that the Company’s projections were not projections of the assumed or hypothetical value of the BioLargo Technology itself but of hypothetical results of operations. Finally, the nature of all projections is imprecise and no assurance can be given that any of the projected values, whatever they purport to measure, can be achieved.

Evans & Evans did not consider any possible equity holdings that the Company may obtain through its partnership agreements with third parties in the future. While such additional increases in price may very well occur in the future, inclusion of them in the price of the IOWC Assets as at the Pricing Date was considered too speculative. Evans & Evans did extrapolate the four-year projections of IOWC out one year (to the fifth year) and then used these projections (for the years ended December 31) with a series of additional financial modifications to reflect the price related to IOWC’s intellectual property. Evans & Evans also subtracted certain costs and expenses related to the corporate operations of the Company versus being related to the IOWC Assets.

In undertaking the DCF Approach, the authors of the Report adjusted for a $3,500,000 equity injection required to fund the operations in year one and beyond. A review of IOWC’s assumptions and overall projections resulted in Evans & Evans selecting discount rates in the range of 25% to 30% to account for a blend of financial risk as well as equity invested. Evans & Evans also adjusted downwards the residual multiplier (from 3.33 to 2.5) in order to properly reflect the business and financial risk associated with achieving the projected after-tax level of cash flows from years 1-5. Evans & Evans considered the various due diligence and qualitative factors outlined in the Report in determining the appropriate discount rates to use in the DCF Approach.

Based upon and subject to the assumptions, limitation, adjustments and analyses set forth in the Report, Evans & Evans is of the view that the price of IOWC’s intellectual property was in the range of $22.0 million as of the Pricing Date.

The Report will be made available for inspection and copying at our principal executive offices during regular business hours by any interested stockholder or representative of a stockholder who has been so designated in writing. A copy of the Report will also be furnished by us to any interested stockholder or representative who has been so designated in writing upon written request and at the expense of the requesting stockholder. Any such request should be directed to Corporate Secretary, NuWay Medical, Inc., 2603 Main Street, Irvine, California 92614 (telephone (949) 235-8062).

In April 2005, the Company and IOWC continued their discussions on the basic terms of how to structure the acquisition of the BioLargo Technology by the Company. The two companies also continued to formulate a plan for the commercialization of the BioLargo Technology. In June 2005, we engaged an outside consultant to assist us in developing a strategic business plan, including assisting us in identifying key revenue targets and strategies for licensure of the BioLargo Technology.

By June 2005, after our months-long marketing inquiries and in consultation with outside consultants and potential licensing partners as well as leaders in industries which could apply the BioLargo Technology, our management gained additional comfort that, if adequate capital resources could be made available, the BioLargo Technology was commercially viable and the size of the potential markets for products incorporating the BioLargo Technology were sufficiently large to warrant its continued pursuit by us. There were no other active acquisition possibilities known to our mangement at that time and the business proposition with IOWC therefore had the opportunity to create the greatest possibility of enhanced shareholder value over time.

Meaningful negotiations took place in June and July 2005, leading to the signing of a letter of intent between us and IOWC. The negotiations over the amount consideration to be paid to IOWC were greatly influenced by IOWC’s requirements, which had been clear from the inception of the relationship in March 2004, as to what IOWC required before it would be willing to relinquish control over the BioLargo Technology. Mr. Code had made it clear in his earlier conversations with our management that working capital was his first priority to further the development of the BioLargo Technology, and that if IOWC was ever going to consider relinquishing control, it would require that cash be paid to IOWC for a controlling ownership, in addition to insuring that appropriate working capital was available to exploit the commercial opportunities for the BioLargo Technology. However, during the 15 months of the relationship between Mr. Code and Mr. Calvert on behalf of the Company, during the March 2004 through mid-2005 period, our management was able to demonstrate sufficiently to IOWC that it had the skills and commitment that IOWC sought to exploit the commercial opportunity available to the BioLargo Technology, and that management was committed to creating value for its shareholders, despite having limited capital resources.

As a result of the foregoing, negotiations regarding the amount of consideration to be paid by us for the BioLargo Technology shifted to reflect a recognition that while our capital resources were still insufficient to fully exploit the BioLargo Technology, the parties still wished to complete the transaction with each other and another mutually acceptable method of consideration had to be found. Mr. Code suggested that if IOWC were to receive a majority of our common stock, then he would have the ability to exert a larger measure of control over us to ensure that we took the necessary additional actions to seek capital and invest it in the further development and commercialization of the BioLargo Technology, and, additionally, he would be rewarded for deferring cash at closing and waiting until a later date for the monetization of his years of efforts in developing the BioLargo Technology in the form of enhanced shareholder value through stock ownership.

For its part, our management had not only come to believe that the commercialization of the BioLargo Technology was viable, but also knew that it had no other active prospects for acquisition or merger. Accordingly, our management agreed that IOWC would receive a majority of our common stock. Because Mr. Code was not willing to let IOWC be diluted below 51%, the parties reviewed calculations of the Company’s outstanding shares on a fully-converted basis, based on the convertible securities then issued and outstanding and agreed that this percentage of our common stock would be issued to IOWC in consideration of the IOWC Technology.

Given the low market valuation of our common stock, our mangements concluded that the opportunity to enhance future shareholder value was greater than the consideration to be paid to IOWC for a controlling interest in the Company. The highest closing price of our common stock for the quarter ending June 30, 2005 was $0.02 with approximately 52,000,000 shares outstanding of June 30, 2005, or a total maximum market capitalization of approximately $1,040,000. At this time, our current liabilities were approximately $4,300,000. We had cash on hand at the end of June 2005 of approximately $181,000 and no other tangible assets.

Our management concluded that the value of the BioLargo Technology significantly exceeded the then-current value of 51% of our outstanding common stock on a fully-converted basis.

On July 25, 2005, we executed a letter of intent with IOWC, pursuant to which we agreed to acquire BioLargo Technology and two license and/or distributor agreements pursuant to which IOWC had licensed the BioLargo Technology for use in products designed for distribution in the food, medical and biohazardous material transportation industries. For more detailed information about the terms of the letter of intent, please see the information set forth under the caption “Letter of Intent” under this Proposal One below.

Between mid-2005 and December 2005, our management continued to study and implement initial marketing and commercial licensing opportunities associated with the BioLargo Technology. The Company had no ongoing operations, no tangible assets and cash on hand of approximately $283,000. Current Liabilities were just over $5,000,000. Because of the slower-then-anticipated pace of completing the Transactions and raising sufficient capital to more aggressively develop and commercialize the BioLargo Technology, Mr. Code requested, and our management agreed, to adjust the previous calculations of stock to be paid to IOWC to reflect certain possible additional issuances of common stock or securities convertible into common stock in the future, such as additional capital raises to fund operations, possible conversion of accrued and unpaid compensation to executives of the Company for stock, conversion of accrued and unpaid interest on debt and issuances of employee stock options.

Our management carefully calculated the potential dilution effects of a number of anticipated future issuances to generate a calculation of anticipated but not realized dilutive transactions as of the projected closing date of the Transactions, but dilutive transactions that the parties believed would be, or were likely to be, realized by the Company in the future. The total number of shares of our issued and outstanding common stock, on a fully-converted basis, was then adjusted to account for such further possible issuances, so that after all such issuances IOWC would still have approximately 51% of the total number of shares of our common stock. Because the parties acknowledged that such calculations were estimates and not precise, the parties agreed to increase the number of shares to be issued to IOWC from approximately 51% to approximately 61%, to allow for dilution of the IOWC position back down to 51% as these other issuances and conversions occurred. Based on the then current outstanding number of shares of our common stock, this calculation came out to 568,991,213 shares. This was the final agreed upon number of shares to be issued to IOWC that was included in the M&L Agreement discussed in the next paragraph.

Because of the Company’s small size and continued limited resources, our ability to fund IOWC’s ongoing research and development and pre-marketing activities proceeded at a slower pace than was originally anticipated. Therefore, pending our ability to consummate the acquisition of the BioLargo Technology, in December 2005, we executed the M&L Agreement with IOWC and Mr. Code. Pursuant to the M&L Agreement, we, through our wholly-owned subsidiary BioLargo Life Technologies, Inc. (“BLTI”) acquired certain rights to develop, market, sell and distribute products that were developed, and are in development, by IOWC. For more detailed information about the terms of the M&L Agreement, please see the information set forth under the caption “Marketing and Licensing Agreement” under this Proposal One below.

In April 2006, we engaged Robert Stewart, Ph.D., to serve as the Company’s regulatory specialist for U.S. Environmental Protection Agency (“EPA”) and U.S. Food and Drug Administration (“FDA”) required activities. During this period, we also focused on establishing relationships with key agents who work on a commission basis to assist us in marketing to large corporations and other organizations. In May 2006, we hired a consultant to assist us on our marketing and sales efforts.

Because of the continuing slower pace of consummating the BioLargo Transactions, in part the result of our continuing limited capital resources, and in consideration of certain of Mr. Code’s personal reasons, pending the consummation of the BioLargo Transactions, we entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Code in June, 2006, effective January 1, 2006. The Consulting Agreement was initially due to expire on January 1, 2007, in anticipation of the consummation of the BioLargo Transaction by such date, and the term has been extended to March 31, 2007. Upon the consummation of the BioLargo Transactions, we intend to enter into a long-term employment agreement with Mr. Code. For more detailed information about the terms of the Consulting Agreement, please see the information set forth under the caption “Consulting Agreement” under this Proposal One, below. For more detailed information about the anticipated terms of the employment agreement, please see the information set forth under the caption “Other Agreements - Asset Purchase Agreement - Code Employment Agreement” under this Proposal One, below.

Similarly, pending the consummation of the BioLargo Transactions, in August 2006, we and BLTI entered into a Research and Development Agreement with IOWC and Mr. Code, pursuant to which IOWC and Mr. Code will provide research and development services and expertise in the field of disposable absorbent products to the Company and BLTI. That agreement, as amended (the “R&D Agreement”), was initially due to expire on December 31, 2007 in anticipation of the consummation of the BioLargo Transaction by such date, and the term has been extended to March 31, 2007. For more detailed information about the terms of the R&D Agreement, please see the information set forth under the caption “Research and Development Agreement” under this Proposal One, below.

In September 2006, Mr. Code, as inventor, and BLTI, as assignee, filed two more patent applications with the US Patent and Trademark Office. A third patent application was filed on October 11, 2006 by and for the same parties. For more detailed information regarding these most recent patent applications, please see the information set forth under the caption “BioLargo Technology and BioLargo Products” under this Proposal One, below.

In February through April, 2006, we began discussions with five major research universities to further our research for specific applications. In September 2006, we hired UCLA to research applications of the BioLargo technology for beach and soil remediation. An initial report regarding this research was presented in October 2006 at the National Beaches Conference sponsored by the EPA. These various discussions are ongoing and focus on engaging those universities to perform research on the BioLargo Technology for soil and sand remediation, animal studies, Department of Defense applications, and embedded anti-microbial applications in textiles.

Throughout 2006, we have engaged in various efforts to continue testing, developing and pre-marketing products incorporating the BioLargo Technology. For example, in January 2006, we contracted with a third party manufacturer to produce samples for presentation purposes of absorbent pads. We also engaged a particle, formulations, blending and specialty manufacturing company to work with us in product development and sample fabrication. In June 2006, we hired a third-party laboratory to perform a series of independent test and issue their reports to assist us in validating the BioLargo Technology to a Good Lab Practices Standard.

Throughout 2006, we also have been actively involved in initial marketing activities of the BioLargo Technology. For example, in February 2006, we presented the BioLargo Technology to a number major corporations for potential licensing discussions. Following an April 2006 international conference of industry for infection control in Prague, Czech Republic, attended by Mr. Code, we pursued with Mr. Code presentations to one of the largest companies in the embedded anti-microbial industry. In June 2006, we began discussions with a number of large healthcare companies about incorporating the BioLargo Technology in their products. The potential areas of focus include wound dressings, drapes, wipes, bandages, diapers disinfecting and sterilization solutions, among other possible uses in their various products.

In June 2006, we participated in a conference for all government agencies throughout California and have since discussed the BioLargo technology for possible governmental use in sewage spills, water quality, rainwater runoff contamination problems and beach clean-up efforts. Also in June 2006, we participated in a national military defense conference sponsored by the National Defense Industry Association for all military services, including Homeland Security, and have since discussed the BioLargo Technology for possible application in the areas of military hospitals, pandemic prevention, agricultural protection, hazardous waste, food protection, decontamination of porous and non-porous materials, disaster relief and national world class laboratory access. Subsequently, we have presented the BioLargo technology with other governmental officials and agencies. In September we also attended a national Agro Terrorism Conference sponsored by the Federal Bureau of Investigation and the Joint Terrorism Task Force.

Meetings with numerous potential licensees or purchasers or other users of products incorporating the BioLargo Technology in a wide range of applications, have continued. However, it is essential to note that we do not yet have any agreements in place with any of these potential licensees, purchasers or other users, or any other potential licensees, purchasers or other users, regarding any products incorporating the BioLargo Technology, and no assurance can be given if any such efforts will prove successful.

BioLargo Technology and BioLargo Products

Mr. Code and IOWC have developed and own the BioLargo Technology, consisting of certain intellectual property including two U.S. Patents (Patent Numbers 6146725 and 6328929), relating to a process whereby disinfecting chemistry is incorporated into absorbent materials, liquids, powders, tablets or other delivery methods, that can be then incorporated into products in multiple industries. Three patent applications have recently been filed with the US Patent and Trademark Office relating to this technology listing Code as inventor and BLTI as assignee pursuant to the Research and Development Agreement discussed below. The first application relates to the remediation and improvement of land mass that has been contaminated with microbes such as bacteria, viruses, rickittsiae and fungi. The technology relates to the treatment of ground such as soil and sand with chemicals acting as antimicrobial agents. The second application relates to the field of antimicrobial protection, particularly antimicrobial activity in close proximity to the bodies of patients, and more particularly in removable materials placed into contact with the bodies of patients. The third application relates to the field of antimicrobial protection, particularly antimicrobial activity in close proximity to environments that need to be protected from or cleansed of microbial or chemical material that might be of concern. These include closed and open environments.

If the Transactions are completed, the Company intends to use the BioLargo Technology to develop certain products for use in distribution in the food, medical, disaster relief and biohazardous material transportation industries. For the purposes of this proxy statement the term “BioLargo Products” means any product designed, manufactured, conceived or contemplated, either at the present time, or in the future, based on the BioLargo Technology or any derivation thereof.

It is expected that the BioLargo Technology will enable the Company to offer a portable product that comparably addresses four precautions—containment, isolation, neutralization and disposal—against disease transmission as established by the Center for Disease Control. The BioLargo Technology has been reviewed and validated in several third party studies. The Company believes that the BioLargo Technology and derivative products may be applied in approximately 30 products in several vertical markets.

The Company believes that the primary initial markets for its products are likely to be:

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Packaging for Blood and Bio-hazardous Material Transport

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Medical Products

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Meat and Poultry Packing

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Disaster Relief Efforts, Soil and Sand Remediation, and Water Treatment

The Company plans to pursue its primary revenues from licensing its BioLargo Technology. It has multiple products available for immediate distribution, namely absorbent pads and materials to be used for clean up of or as a precautionary measure from spills of liquids, including hazardous materials. The Company is actively developing additional products for distribution by working with manufacturers, other technology developers and potential customers.

The BioLargo Technology places inorganic compounds (similar in composition and dosage to what is used in everyday common vitamins) into absorbent products like bed pads, blood pads, diapers, surgical drapes, transportation packages for protective liners, wound dressings, bandages and other delivery methods.

Management believes that the BioLargo Technology offers the following features:

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Increased Holding Power – The technology can increase the holding power of absorbent material up to 6 times, depending on product configuration.

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Price – The actual cost of raw materials and installation of the BioLargo Technology chemistry is less than $0.10 per metric ton.

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Generally Regarded As Safe (GRAS) – The chemistry used is understood by the Food and Drug Administration and scientific community as non-toxic, and safe, in the dosages used as well as the methodology of its delivery.

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Disinfection – The chemical composition of the technology installed into products, deploys an additive germ killing strategy, that includes a flashing of Iodine, (the so-called “Gold Standard” by which all disinfecting strategies are compared) a lowering of PH levels-creating an acidic environment, oxidation, and flocculation, a binding reaction to lock in the microbes.

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Isolation – The chemistry reacts when insulted by a liquid, and is absorbed by the super absorbent material in the pad, and is effectively ‘bound’ into the product, thereby isolating it from any escape.

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Bio-Degradable – The chemistry accelerates decomposition.

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Containment – The chemistry when added to a super absorbent materials acts to contains microbial particles, so they cannot escape.

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Inorganic Solution – The use of Iodine is strategic to the Company’s products in that it is the most effective disinfecting solution, covering a broad range of materials upon which it is effective, and as an Inorganic Solution, organic microbes are unable to develop resistance to its killing power.

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Disposal – It renders products safe to handle.

Letter of Intent

In July 2005, the Company entered into a letter of intent (“LOI”) with IOWC. The LOI set out the terms for the acquisition of certain assets of IOWC consisting of certain intellectual property, including two United States patent and two license and/or distributor agreements pursuant to which IOWC had licensed certain of its technologies for use in products designed for distribution in the food, medical and biohazardous material transportation industries. In connection with the transactions contemplated by the LOI, the Company agreed to issue up to 51% of its common stock to IOWC. The LOI provided that the transactions contemplated by the LOI would be completed pursuant to the terms of an asset purchase agreement as well as a research and development agreement. In addition, the LOI required certain stockholders approvals as a condition to the closing of the transactions contemplated by the LOI including approval of the issuance of the shares of the Company’s common stock to IOWC, a reverse stock split and an increase in the authorized capital stock of the Company.

As the parties worked toward preparing the documentation called for by LOI and as the Company began to prepare the proxy materials needed for its stockholders meeting, it became increasingly clear to the parties that the length of time and the costs involved in preparing documentation for a stockholders meeting would likely jeopardize the chances that the transactions contemplated by the LOI could be completed in a manner benefiting both parties. Accordingly, in late 2005 the parties began to explore alternative strategies that would enable them to begin to realize the benefits of the transactions contemplated by the LOI while at the same time allow the Company to call a meeting of its stockholders for the purpose of approving the issuance of its shares.

Marketing and Licensing Agreement

In furtherance of the proposed transactions with IOWC, on December 31, 2005, the Company entered into the M&L Agreement with IOWC and Mr. Code.

Pursuant to the M&L Agreement the Company, through BLTI, acquired certain rights to develop, market, sell and distribute products that were developed, and are in development, by BioLargo relating to the BioLargo Technology and BioLargo Products.

Licenses Granted to BLTI

Pursuant to the terms of the M&L Agreement, IOWC granted to BLTI. a license, with respect to the BioLargo Technology and the BioLargo Products to further develop the technology, to further develop existing and new products based on that technology, and to produce, market, sell and distribute any such products, through its own means, or by contract or assignment to third parties or otherwise, including without limitation:

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Technology Development Rights. Exclusive worldwide right to expand and improve upon the existing BioLargo Technology, to conduct research and development activities based on the BioLargo Technology, and to contract with third parties for such research and development activities; and any improvements on the BioLargo Technology, or any new technology resulting such efforts of BLTI, shall be owned solely by BLTI.

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Product Development Rights. Exclusive worldwide right to expand and improve upon the existing BioLargo Products, to conduct research and development activities to create new products for market, and to contract with third parties for such research and development activities. Any new products created by BLTI resulting from these efforts shall be owned solely by BLTI.

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Marketing Rights. Exclusive right to market, advertise, and promote the BioLargo Technology and the BioLargo Products in any market and in any manner it deems commercially reasonable.

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Manufacturing Rights. A transferable, worldwide exclusive right to manufacture, or have manufactured, BioLargo Products.

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Selling Rights. A transferable, worldwide exclusive right to sell BioLargo Technologies and BioLargo Products.

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Distribution Rights. A transferable, worldwide exclusive right to inventory and distribute BioLargo Products.

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Licensing Rights. A transferable, worldwide exclusive right to license BioLargo Technologies and BioLargo Products to third parties.

Assigned Agreements

Pursuant to the terms of the M&L Agreement, IOWC and Mr. Code also assigned to BLTI its rights and obligations with respect to the following Agreements (collectively, the “Assigned Agreements”):

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Agreement dated October 15, 2004 by and between Kenneth R. Code, IOWC, BioLargo Technologies, Inc., or IOWC’s assigns and Craig Sundheimer and Lloyd M. Jarvis (the “Sundheimer/Jarvis Agreement”).

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Agreement dated January 15, 2005 by and between Kenneth R. Code, IOWC and Food Industry Technologies, Inc.

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Letter of Intent dated November 15, 2004 by and between Kenneth R. Code and IOWC and GTS Research, Inc.

Pursuant to the terms of the M&L Agreement the Company is to receive any and all royalties, payments, license fees, and other consideration generated by the Assigned Agreements as of January 1, 2006. As part of the assignment, IOWC agreed to transfer the 20% interest it acquired in “BioLargo, LLC” pursuant to the Sundheimer/Jarvis Agreement. In October 2006, the Company terminated the Sundheimer/Jarvis Agreement, for cause. Subsequently, the Company and IOWC agreed that IOWC’s 20% interest in BioLargo, LLC would not be transferred by IOWC to BLTI, but that BLTI would have the option to acquire such 20% interest for nominal consideration for seven years (the “Option Agreement”).

Consulting Agreement

On June 20, 2006, the Company entered into the Consulting Agreement with Mr. Code. Pursuant to the Consulting Agreement, the Company has engaged the services of Mr. Code, effective January 1, 2006, to advise the Company in research and development and technical support, and to provide other services and assistance to the Company in matters relating to the Company’s business.

The Consulting Agreement contains provisions requiring Mr. Code to devote substantially all of his business time to the Company; prohibiting Mr. Code from directly or indirectly engaging in any business activity that would be competitive with the business of the Company or its affiliates, including its wholly-owned subsidiary BioLargo Life Technologies, Inc.; providing that during the term of the Consulting Agreement and for one year post-termination, Mr. Code will not solicit the Company’s employees or customers; and other standard provisions typical for a consulting agreement. The Consulting Agreement also provides that the Company shall retain the exclusive right to use or distribute all creations which may be created during the term of the Consulting Agreement. The Consulting Agreement, as amended on December 20, 2006, terminates on March 31, 2007, unless terminated earlier as provided therein. During the term of the Consulting Agreement, Mr. Code shall be paid $15,400 per month, prorated for partial months, and shall be entitled to reimbursement for authorized business expenses incurred in the performance of his duties.

It is anticipated that the Consulting Agreement will be replaced with an employment agreement between the Company and Mr. Code, pursuant to which Mr. Code will be employed as BLTI’s Chief Technology Officer. See “Other Agreements – Asset Purchase Agreement – Code Employment Agreement” below.

Research and Development Agreement

On August 11, 2006, the Company and BLTI entered into the R&D Agreement, which agreement amended was amended on August 14, 2006, with IOWC and Mr. Code. Pursuant to the R&D Agreement, IOWC and Mr. Code will provide its research and development services and expertise in the field of disposable absorbent products to the Company and BLTI.

The R&D Agreement provides that the Company and BLTI will own, and the Company and BLTI will have the exclusive right to commercially exploit, the intellectual property developed, created, generated, contributed to or reduced to practice pursuant to the R&D Agreement. In addition, IOWC and Mr. Code have agreed that during the term of the R&D Agreement and for one year after termination they will not compete with, and will not provide services to any person or entity which competes with, any aspect of BLTI’s business.

The R&D Agreement, as amended on December 20, 2006, terminates on March 31, 2007, unless terminated earlier as provided therein. During the term of the R&D Agreement, but only after mutually acceptable research facilities are established for the performance of IOWC’s services (as of this date, no acceptable research facilities have been established), IOWC shall be paid (i) a fee of $5,500 per month for each month during which no services are being performed pursuant to the R&D Agreement to offset for laboratory and/or office and IOWC employee expenses and (ii) such additional amounts as the parties may agree in connection with specific research projects conducted pursuant to the R&D Agreement.

As further consideration to Mr. Code to enter into the R&D Agreement, on August 14, 2006 the Company issued to Code 15,515,913 shares of its Common Stock (the “Code Stock”), or approximately 19.9% of the Company’s issued and outstanding common stock immediately following the issuance of the Code Stock.

The Company’s stockholders are not being asked to approve the issuance of the Code Stock by the Company. However, because Mr. Code is interested in the outcome of this Proposal One, as the principal stockholder of IOWC, neither the Code Stock nor any other stock of the Company which Mr. Code beneficially owns will vote on Proposal One at the Meeting.

Mr. Code and IOWC have agreed to protect, maintain and keep confidential any proprietary or confidential information of the Company and BLTI and have executed a non-disclosure and confidentiality agreement in favor of the Company.

Other Agreements

The M&L Agreement also provides that the parties will enter into certain additional agreements in furtherance of the LOI, including (i) an asset purchase agreement (“Asset Purchase Agreement”) whereby the Company will acquire the two U.S. patents held by IOWC and certain other assets of IOWC; and (ii) an employment agreement with Mr. Code (the “Code Employment Agreement”).

The following are summaries only of the likely provisions of the Asset Purchase Agreement to be entered into by the Company, BLTI, IOWC and Mr. Code, and the Code Employment Agreement to be entered into between BLTI and Mr. Code. The Company has approved the consummation of the transaction on the terms and subject to the conditions so summarized, but the other parties to the agreements have not, as of the date of this proxy statement, and other than the number of shares to be issued to IOWC, approved these terms and conditions in their entirety. Thus these summaries are neither complete nor necessarily a summary of the final terms between and among the parties with respect to the subject matter thereof, which may be still subject to negotiation.

Asset Purchase Agreement

Sale of Assets. Pursuant to the terms of the Asset Purchase Agreement, Mr. Code and IOWC will sell, transfer and assign all of their rights, title and interests to two US patents and related intellectual property, as well as the records related to the patents and intellectual property.

In addition to the Code Stock issued in August 2006 and as further and full payment for IOWC’s obligations set forth in the M&L Agreement, pursuant to the Asset Purchase Agreement, the Company will deliver to IOWC the following number of shares of common stock comprising, in the aggregate, the IOWC Stock upon the approval of the issuance of the IOWC Stock by the Company’s stockholders, which amounts shall be based upon the total outstanding common stock after the issuances of this stock consideration, as well as the conversion into common stock of the Company’s existing debt:

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Licensing Rights. As full payment for the license granted to BLTI, and without taking into account the effects of a reverse split of the Company’s common stock as described in Proposal Three, the Company will deliver to IOWC 411,558,557 shares of the Company’s common stock.

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Assigned Agreements. As full payment for the assignment of the Assigned Agreements, and without taking into account the effects of a reverse split of the Company’s common stock as described in Proposal Three, the Company will deliver to IOWC an additional 127,725,069 shares of the Company’s common stock.

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Asset Purchase Agreement. As full payment for the transfer of any intellectual property under the terms of the Asset Purchase Agreement, and without taking into account the effects of a reverse split of the

Company’s common stock as described in Proposal Three, the Company will deliver to IOWC an additional 14,191,674 shares of the Company’s common stock.

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Total Consideration. The total common stock to be issued to IOWC for all components of the Transactions, without taking into account the effects of a reverse split of the Company’s common stock as described in Proposal Three, shall equal 553,475,300 shares of the Company’s common stock. Separately, Mr. Code has already been issued 15,515,913 shares of the Company’s common stock in connection with the R&D Agreement.

The Company’s stockholders are being asked to approve the issuance of 553,475,300 shares of the Company’s common stock, which comprises the IOWC Stock, at the Meeting. The number of shares to be issued to IOWC has been calculated prior to giving effect to the reverse split on which stockholders are being asked to vote. See Proposal Three below. A reverse split must be effectuated prior to the issuance to IOWC because the Company’s Certificate of Incorporation only allows the issuance of 100,000,000 shares of its common stock (or 200,000,000 if Proposal Four is approved). The Company’s stockholders are not being asked to approve the issuance of the 15,515,913 shares of the Company’s common stock previously issued to Mr. Code, which comprise the Code Stock.

Representations and Warranties. As part of the Asset Purchase Agreement, Mr. Code and IWOC, jointly and severally, will make certain representations and warranties to BLTI with respect to, among other things:

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title to the assets being sold;

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sufficiency of the assets for the future conduct of business by BLTI;

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intellectual property matters;

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litigation and proceedings;

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compliance with laws; and

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required consents.

The Asset Purchase Agreement also contains additional representations and warranties of Mr. Code and/or IOWC, and of BLTI, standard for asset purchase transactions.

The representations and warranties of the parties contained in the Asset Purchase Agreement will survive for four years after the closing at which time they will expire.

Conditions to Closing. The Asset Purchase Agreement provides certain conditions to the obligations of the parties, which must either be satisfied or waived before the closing can occur.

The Transactions are subject to approval by IOWC’s board of directors and stockholders, approval by the Company’s Board and approval by the Company’s stockholders at the Meeting of the following matters:

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an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of its common stock;

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the issuance of the number of shares of common stock to IOWC required pursuant to the Transactions;

•

authorization for the Board to reverse split of the Company’s common stock, in a ratio it deems appropriate; and

•

the election of Mr. Code to the Company’s Board.

The consummation of the Transactions with IOWC is subject to various other conditions, in addition to those described hereinabove, such as contractual conditions customary for transactions of this nature. The Company currently expects to consummate the transactions in the first quarter of 2007, assuming the Company’s stockholders approve Proposals One, Two, Three and Four and all other conditions to the consummation of the Transactions with IOWC are satisfied.

Indemnification. Under the Asset Purchase Agreement, IOWC and Mr. Code will, jointly and severally, indemnify BLTI and each of its officers, directors, employees, agents and affiliates, and each of their successors and assigns from and against any and all costs, losses, claims, liabilities, fines, penalties, consequential damages (other than lost profits), and expenses (including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) incurred in connection with, arising out of, resulting from or incident to:

•

liabilities or claims arising out of the assets or the business of IOWC before the closing;

•

liabilities or claims after the closing relating to IOWC or Mr. Code;

•

breach of the representations or warranties made by IOWC or Mr. Code;

•

default in any agreements made by IOWC or Mr. Code;

•

taxes of any kind arise out of or result from the transactions contemplated by the Asset Purchase Agreement; and

•

liabilities or claims relating to employee matters.

BLTI will indemnify IOWC and Mr. Code and their officers, directors, employees, agents and affiliates, and each of their successors and assigns from and against any and all costs, losses, claims, liabilities, fines, penalties, consequential damages (other than lost profits), and expenses (including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) incurred in connection with, arising out of, resulting from or incident to:

•

breach of the representations and warranties made by BLTI; and

•

default in any agreement made by BLTI.

The Asset Purchase Agreement provides the mechanism by which the parties must notify each other of any claims, the methods for resolution of such and requires the parties to arbitrate any unresolved claims.

Termination. The Asset Purchase Agreement provides that the parties by mutual agreement may terminate the Asset Purchase Agreement. In addition, either party may unilaterally terminate the Asset Purchase Agreement if that party determines that the conditions to closing of the other party will not be satisfied or if the other party has breached a representation or warranty and fails to cure such breach within five days after receiving notice of such breach.

The Asset Purchase Agreement also allows BLTI to terminate the Asset Purchase Agreement if:

•

it is not satisfied, in its sole discretion, with the results of its due diligence investigations; and

•

it has not obtained on terms and conditions satisfactory to it, in its sole discretion, all of the financing it needs to consummate the transactions contemplated by the Asset Purchase Agreement and fund the working capital requirements of BLTI after the closing.

Miscellaneous. The Asset Purchase Agreement also contains customary provisions relating to governing law, assignment of rights and obligations, attorneys’ fees, force majeure and other matters standard for asset purchase transactions.

Code Employment Agreement

The Code Employment Agreement is anticipated to provide that Mr. Code will be appointed Chief Technology Officer of BLTI, and receive (i) base compensation of $184,000 annually (with an automatic 10% annual increase) and (ii) a bonus equal to equal to 3% of the licensing revenues received by BLTI, plus (iii) such other amounts that the Board of Directors of BLTI may determine from time to time. In addition, Mr. Code will be eligible to participate in incentive plans, stock option plans, and similar arrangements as determined by the Board of Directors of BLTI. Mr. Code is also eligible to receive heath insurance premium payments for himself and his family, a car allowance of $800 per month, paid vacation of four weeks per year plus an additional two weeks per year for each full year of service during the term of the agreement up to a maximum of ten weeks per year, and disability insurance. Mr. Code will also be entitled to participate in any other plans and arrangements, which provide for sick leave, vacation, or personal days, provided to or for the officers of BLTI from time to time. The employment agreement will have a term of five years, unless earlier terminated in accordance with its terms.

The Code Employment Agreement is also anticipated to provide that Mr. Code’s employment may be terminated by BLTI due to disability, for cause or without cause. Mr. Code’s employment may be terminated if he is unable to return to his duties within 30 days after notice of termination is given to him. During the disability period,

Mr. Code is eligible to receive his salary and benefits. If Mr. Code’s employment is terminated for cause he will be eligible to receive his accrued base compensation and vacation compensation through the date of termination. If Mr. Code’s employment is terminated without cause, then he will be eligible to receive the greater of (i) one year’s compensation plus an additional one half year for each year of service since the effective date of the employment agreement or (ii) one year’s compensation plus an additional one half year for each year remaining in the term of the agreement.

The Code Employment Agreement requires Mr. Code to keep certain information confidential, not to solicit customers or employees of BLTI or interfere with any business relationship of BLTI.

Mr. Code will also be nominated for election to the Board of the Company and appointed to the board of directors of BLTI.

Reasons for the Transactions

The Board has determined that the terms of the issuance of common stock to IOWC and Mr. Code in connection with the Transactions are fair, and in the best interests of, the Company and its stockholders. The Board consulted with management, as well as its legal counsel and financial advisors, in reaching its decision to approve the Transactions. The Board considered a number of factors in its deliberations, including the following:

•

Viability of the BioLargo Technology

•

Commercial viability when deployed in a licensing strategy

•

Potential future revenue

•

Existing license agreements already executed

•

Availability of third party validations of the Technology claims

•

Prospects for future technology developments

•

Potential target licensing partnerships

•

Commitment by Mr. Code to serve as CTO

•

Prospects for customer acceptance of the products

•

Diversity of industry applications

•

Potential for contribution to public health and disaster relief

•

Worldwide market opportunity

The Board also considered potential negative factors relating to the Transactions, including the following:

•

the significant dilution of existing stockholders resulting from issuances to IOWC and Mr. Code;

•

the risk that the benefits sought to be achieved by the Transactions would not be realized;

•

the risk that the Transactions may not be completed in a timely manner, if at all;

•

the other risks and uncertainties discussed above under “Risk Factors” in the 10-KSB.

The foregoing discussion of information and factors considered and given weight by the Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Transactions, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations.

Management of the Company after the Transactions

It is expected that Mr. Calvert will remain as President and CEO of the Company under a newly executed long-term employment agreement.

The Board has agreed to appoint Mr. Code as BLTI’s Chief Technology Officer pursuant to a long-term employment agreement and has agreed to appoint Mr. Code to the Board effective upon closing of the Transactions.

In addition, the Company is in the process of negotiating employment and/or consulting agreements with third parties, including an interim CFO, marketing and corporate development professionals. There is no assurance however that the Company will be able to attract and retain any such employees.

Consequences if Stockholders Do Not Approve Transactions

Please see the information regarding Proposals One, Two, Three and Four contained in this proxy statement, each of which addresses conditions to the consummation of the Transactions. If the stockholders do not approve each of Proposals One, Two, Three and Four, the Transactions with IOWC will not be consummated. In such event, the M&L Agreement, the R&D Agreement and the Option Agreement will terminate. The Consulting Agreement, as amended, expires on March 31, 2007. Pursuant to the R&A Agreement, Mr. Code must return the Code Stock to the Company upon termination of the R&D Agreement. Additionally, upon termination of the M&L Agreement, all rights granted by BioLargo to the Company (or its subsidiary BLTI) shall revert to BioLargo. Additionally, pursuant to the LOI, amounts advanced by the Company to BioLargo would be converted into stock of IOWC at $1.00 per share. The parties are currently negotiating the classification of sums expended by the Company pursuant to the Agreements, and whether such sums would constitute an “advance” pursuant to letter of the intent. As of December 31, 2006, the Company believes these sums are in excess of $750,000. If the Transactions are not consummated, the Company will remain a public shell with no continuing business operations and the restoration of the parties to the conditions that existed prior to the commencement of the Transactions may be time consuming and costly and may involve disputes among the parties, including disputes as to the calculation of the equity interest in IOWC to be received by the Company.

Pro-Forma Capitalization and Significant Dilution to Existing Stockholders

Stockholders are cautioned that the certain matters presented to them at the Meeting, if approved, will cause substantial and significant dilution to their stockholdings in the Company. These matters include principally Proposal One. However, if Proposal Four is approved by the stockholders (increase in authorized capital stock), then the Company intends to (i) mandatorily convert certain convertible notes into shares of common stock, (ii) issue common stock to several individuals with respect to whom the Company has accrued and unpaid obligations for a variety of services and (iii) issue common stock in connection with a new employment agreement with Mr. Calvert.

The table below sets forth the Company’s capitalization as it is currently and what it would be if all matters presented to the stockholders at the Meeting are approved. This table DOES NOT take into account the effect of a reverse split of the common stock as set forth in Proposal Three:

Stockholder or Group	Capitalization Prior to Meeting		Pro Forma Capitalization Assuming Approval of All Proposals(7)
	Shares	%	Shares		%

Existing Stockholders(1)	45,813,737	58.5%	46,161,844		5.0%
Kenneth Code and IOWC	15,515,913	19.8%	568,991,213	(2)	61.0%
Officers (other than Mr. Calvert), Current and Former Non-employee Directors	12,256,979	15.6%	25,623,646	(3)	2.7%
Dennis Calvert	4,782,107	6.1%	95,652,107	(4)	10.3%
Convertible Noteholders(5)	—	—	158,892,545		17.0%
Deferred Payments to Consultants(6)	—	—	37,074,167		4.0%
TOTAL	78,368,736	100.0%	932,395,522		100.0%

——————

(1)

Excludes shares held by Messrs. Calvert, Code, other Officers, IOWC, and Current and Former Non-employee Directors.

(2)

Includes 553,475,300 shares of common stock to be issued to IOWC in connection with the Transactions.

(3)

Includes an aggregate 13,366,667 shares of common stock to be issued to officers (other than Mr. Calvert), and former and current non-employee directors in connection with the conversion of an aggregate $166,667 of accrued and unpaid salary or director fees through December 31, 2006.

(4)

Includes (i) 33,779,600 shares of common stock to be issued to Mr. Calvert in connection with the conversion of $334,221 of accrued and unpaid salary through December 31, 2006; and (ii) 57,090,400 shares of common stock to be issued to Mr. Calvert in connection with the initial grant under a new employment agreement to be entered into between the Company and Mr. Calvert.

(5)

Consists of an aggregate 158,892,545 shares of common stock to be issued to various holders of convertible notes with respect to which the Company has the right to cause mandatory conversion.

(6)

Consists of an aggregate of 37,074,167 shares of common stock to be issued to various consultants whom the Company either has the right to pay in shares or believes will accept payment in shares, for services previously rendered to the Company, in the accrued and unpaid aggregate amount of $607,160.

(7)

Although this table assumes the approval of all proposals, the total shares listed do not take into account the effect of the approval of Proposal Three, which authorizes the board to effect a reverse-split of the Company’s common stock by a minimum ratio of 10-for-1. If a 10-for-1 ratio reverse-split were approved by the Board, the total issued and outstanding stock would equal 93,239,552 shares.

In addition, the Company will need to raise additional funds in the form of equity, which will likely cause further dilution in the percentage ownership of its stockholders. There is no assurance that the Company will be able to raise additional capital on commercially reasonable terms or at all.

Risks Relating to the Transactions

In addition to the significant dilution that will occur to our existing stockholders and other risks that are set out in the 10-KSB, the Transactions involve other significant risks including technology risks. The technology that the Company is acquiring from IOWC is at an early stage of development. There is a risk that our technologies will not be commercially feasible or, even if our technologies are commercially feasible, they may not be commercially accepted. In addition, potential products will require extensive research, development and testing before they can be commercialized. These potential products, if any, also may involve lengthy regulatory reviews and require regulatory approval before they can be sold. There is no assurance, however, that any of our potential products will prove to be safe and effective, meet regulatory standards or continue to meet such standards if already approved. There is also a risk that we may not be able to produce any of our potential products in commercial quantities at acceptable costs, or market them successfully. Failure to achieve commercial feasibility, demonstrate safety, achieve clinical efficacy, obtain regulatory approval or, together with partners, successfully market products will negatively impact our revenues and results of operations. As a company in the development stage and with an unproven business strategy, IOWC’s limited history of operations makes evaluation of the BioLargo Technology as a business difficult.

IOWC has limited operating history, and since its incorporation in 2000 has been, and continues to be, involved in development of products using the BioLargo Technology, establishing manufacturing, and marketing of these products to consumers and industry partners. Once we complete the transactions with IOWC, we may not attain profitable operations and our management may not succeed in realizing our business objectives.

The commercial viability of the BioLargo Technology is unproven and we may not be able to attract customers.

Only a limited number of customers have purchased products using the BioLargo Technology in the medical pad and bio-hazardous material transport packaging application to date and no consumer has purchased products using the BioLargo Technology in the wound dressings, food or other potential product applications identified by the Company. Accordingly, the commercial viability of products using the BioLargo Technology is not known at this time. If commercial opportunities are not realized from the sale of products using the BioLargo Technology, our ability to generate revenue would be adversely affected and our business model would have to be abandoned.

We expect to incur future losses and may not be able to achieve profitability.

Although we expect to generate revenue eventually from sales of products using the BioLargo Technology, we anticipate net losses and negative cash flow to continue for the foreseeable future until such time as our products are brought to market, and for a period of time thereafter. We intend to significantly expand our research and development efforts. Consequently, we will need to generate significant additional revenue or seek additional funding to fund our operations. This has put a proportionate corresponding demand on capital. Our ability to achieve profitability is entirely dependent upon our research and development efforts to deliver a viable product and the Company’s ability to successfully bring it to market. Although our management is optimistic that we will succeed with marketing products using the BioLargo Technology, we cannot be certain as to timing or whether we will generate sufficient revenue to be able to operate profitably. If we cannot achieve or sustain profitability, we may not be able to fund our expected cash needs or continue our operations.

If we are not able to devote adequate resources to product development and commercialization, we may not be able to develop our products.

Certain of the BioLargo Technology products are still under various stages of development. Because we have limited resources to devote to product development and commercialization, any delay in the development of one product or reallocation of resources to product development efforts that prove unsuccessful may delay or jeopardize the development of other product candidates. Although our management believes that, once the Transactions close, it can finance product development through private placements and other capital sources, if we do not develop new products and bring them to market, our ability to generate revenues will be adversely affected.

Some of the products using the BioLargo Technology will require regulatory approval.

The products in which the BioLargo Technology may be used and incorporated have both regulated and non-regulated applications. The regulatory approvals for certain applications may be difficult, impossible, time consuming and or expensive to obtain. While the management believes such approvals are available for the applications contemplated, until those approvals from the U.S. Food and Drug Administration or the U.S. Environmental Protection Agency or other regulatory bodies, if required, at the federal and state levels, as may be required are obtained, then the Company may not be able to generate commercial revenues. Certain specific regulated applications and its use therein require highly technical analysis, additional third party validation and will require regulatory approvals from organizations like the FDA.

If our products and services do not gain market acceptance, it is unlikely that we will become profitable.

The market for products that that are used to transport bio-hazardous material and serve as an absorbent pad or clean up device, and for food applications is evolving and we have many successful competitors. Multiple manufacturers, including Johnson & Johnson, Sealed Air, and Kendall Tyco, have historically used various technologies, including protective boxes, styrofoam boxes, gel packs, absorbent materials, bed pads, drapes, and clean up pads, to package for transport blood products, and to sanitize, deodorize, and clean up, as well as protect workers and patients in healthcare and other applicable environments. At this time, the BioLargo Technology is unproven in its commercial use, and the use of the BioLargo Technology by others is limited. The commercial success of products using the BioLargo Technology will depend upon the adoption of the BioLargo Technology by bio-hazardous material transporters, bio-hazardous material storage and testing companies, healthcare workers, hospitals, nursing homes, infectious disease experts and consumers as an approach to reduce the risk of disease transfer and disease containment and related bio-hazardous materials handling. Market acceptance may depend on many factors, including:

•

the willingness and ability of consumers and industry partners to adopt new technologies;

•

the willingness of governments to mandate reduction of the rates of incidence of disease transfer, reduction of risk of spills and leaks associated with bio-hazardous materials and as a general safety measure, as well as regulatory approvals (FDA) in certain applications where the technology may be used;

•

our ability to convince potential industry partners and consumers that the BioLargo Technology is an attractive alternative to other technologies for reduction of disease transfer and as a protective and safety device against bio-hazardous materials;

•

our ability to manufacture products and provide services in sufficient quantities with acceptable quality and at an acceptable cost; and

•

our ability to place and service sufficient quantities of our products.

If products using the BioLargo Technology do not achieve a significant level of market acceptance, demand for our products will not develop as expected and it is unlikely that we will become profitable.

Any revenues that we may earn in the future are unpredictable, and our operating results are likely to fluctuate from quarter to quarter.

We believe that our future operating results will fluctuate due to a variety of factors, including:

•

delays in product development;

•

market acceptance of our new products;

•

changes in the demand for, and pricing, of our products;

•

competition and pricing pressure from competitive products;

•

manufacturing delays; and

•

expenses related to, and the results of, proceedings relating to our intellectual property.

A large portion of our expenses, including expenses for our facilities, equipment and personnel, is relatively fixed and not subject to significant reduction. In addition, we expect our operating expenses will continue to increase significantly in 2007 and 2008, as we begin our research and development, production and marketing activities. Although we expect to generate revenues from sales of our products in the future, revenues may decline or not grow as anticipated and our operating results could be substantially harmed for a particular fiscal period. Moreover, our operating results in some quarters may not meet the expectations of stock market analysts and investors. In that case, our stock price most likely would decline.

We may face costly intellectual property disputes.

Our ability to compete effectively will depend in part on our ability to develop and maintain proprietary aspects of our technology and either to operate without infringing the proprietary rights of others or to obtain rights to technology owned by third parties. Pending patent applications relating to the BioLargo Technology may not result in the issuance of any patents or any issued patents that will offer protection against competitors with similar technology. Patents we receive may be challenged, invalidated or circumvented in the future or the rights created by those patents may not provide a competitive advantage. We also rely on trade secrets, technical know-how and continuing invention to develop and maintain our competitive position. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets.

There are potential claims from prior business affiliates of IOWC.

Given the history of the development of the BioLargo Technology, and Mr. Code’s assignment of the two patents registered with the United States Patent and Trademark Office to a third party company pursuant to an agreement that Mr. Code believes was breached and terminated, there could be claims or rights of ownership to the BioLargo Technology asserted by third parties. In the event of a legal dispute, a lengthy and costly legal defense would be required to defend against any such claims, and notwithstanding the Company’s position in these potential disputes, the Company cannot predict the outcome of such litigation. Loss of our ownership of the BioLargo Technology would have a serious adverse affect on our business and plan of operations. Any financial settlement of claims, including royalties we might have to pay to third parties, could have a serious adverse affect on our results of operations in future periods.

IOWC Financial Information

REPORT OF INDEPENDENT AUDITOR

To the Board of Directors and Stockholders
IOWC Technologies Inc.

I have audited the balance sheets of IOWC Technologies Inc. (the “Company”) as of December 31, 2005 and 2004 and the related statements of operations, stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these consolidated financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards of the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IOWC Technologies Inc. as of December 31, 2005 and 2004 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has limited liquid resources, recurring losses, and is seeking to implement its business plan, which requires the Company to be acquired or develop a business. These matters raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/ JEFFREY S. GILBERT

Los Angeles, California
October 19, 2006

See accompanying notes to financial statements

IOWC TECHNOLOGIES INC.
BALANCE SHEET
As of September 30, 2006 (unaudited),
and as of December 31, 2005 and 2004

ASSETS

	September 30, 2006	December 31, 2005	December 31, 2004
	(unaudited)
ASSETS
Cash	$40,558	$—	$5,397
Total Current Assets	40,558	—	5,397

TOTAL ASSETS	$40,558	$—	$5,397

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts Payable and Accrued Expenses	—	—	—
Total Current Liabilities	—	—	—

STOCKHOLDERS’ EQUITY
Common Stock, No Par Value, 120 shares issued and outstanding	1	1	1
Additional Paid in Capital	715,814	566,430	410,510
Accumulated Deficit	(675,257)	(566,431)	(405,114)
Total Stockholders’ Equity	40,558	—	5,397

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$40,558	$—	$5,397

See accompanying notes to financial statements

IOWC TECHNOLOGIES INC.
STATEMENT OF OPERATIONS
For the Years Ended December 31, 2005 and 2004
For the Nine Months Ended September 30, 2006 and 2005 (unaudited)

	September 30, 2006	September 30, 2005	December 31, 2005	December 31, 2004
	(Unaudited)	(Unaudited)
Revenue
License Revenue	$—	$—	$—	$—

Costs and Expenses
Selling, General and Administrative	(108,826)	(76,184)	(161,317)	(193,575)

Loss from Operations	(108,826)	(76,184)	(161,317)	(193,575)

Loss Before Income Taxes	(108,826)	(76,184)	(161,317)	(193,575)

Provision for Income Taxes	—	—	—	—

Net Loss	$(108,826)	$(76,184)	$(161,317)	$(193,575)

See accompanying notes to financial statements

IOWC TECHNOLOGIES INC.
STATEMENT OF CASH FLOWS
For the Years Ended December 31, 2005 and 2004
For the Nine Months Ended September 30, 2006, and 2005 (unaudited)

	September 30, 2006	September 30, 2005	December 31, 2005	December 31, 2004
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(108,826)	$(76,184)	$(161,317)	$(193,575)

Adjustments to Reconcile Net Income:
Depreciation
Net Cash Used In Operating Activities	(108,826)	(76,184)	(161,317)	(193,575)

CASH FLOWS FROM INVESTING ACTIVITIES
No cash used in or from investing activities	—	—	—	—

CASH FLOWS FROM FINANCING ACTIVITIES
Contributions	149,384	70,787	155,920	198,972

Net Cash Provided by (Used in) Continuing Operations	40,558	(5,397)	(5,397)	—

CASH AND CASH EQUIVALENTS – BEGINNING	—	5,397	5,397	—

CASH AND CASH EQUIVALENTS – ENDING	$40,558	$—	$—	$5,397

See accompanying notes to financial statements

IOWC TECHNOLOGIES INC.
STATEMENTS OF CHANGES IN STOCKHOLDER’S DEFICIENCY
For the Year Ended December 31, 2005
For the Nine Months Ended September 30, 2006 (unaudited)

	Number of Shares	No Par Value	Additional Paid In Capital	Accumulated Deficit

BALANCE AT December 31, 2003	120	$1	$211,538	$(211,539)

Contributions			198,972	—
Net Loss for the year ended December 31, 2004				(193,575)
BALANCE AT December 31, 2004	120	1	410,510	(405,114)

Contributions			155,920	—
Net Loss for the year ended December 31, 2005				(161,317)
BALANCE AT December 31, 2004	120	1	566,430	(566,431)

Contributions			149,384	—
Net Loss for the nine months ended September 30, 2006 (unaudited)				(108,826)
BALANCE AT September 30, 2006 (unaudited)	120	$1	$715,814	$675,257

See accompanying notes to financial statements

IOWC TECHNOLOGIES INC.
Notes to the Financial Statements

Note 1. Organization and Business

Organization

IOWC Technologies Inc., (the “Company”), was formed December 2000 in Edmonton, Alberta, under the Business Corporations Act of Canada. Kenneth R. Code (“Code”) is its sole owner and sole Director. See also Note 4.

Business

Code is listed as the inventor of two patents on file with the United States Patent and Trademark office: (i) number 6,146,725, entitled “Absorbent Composition”; and (ii) number 6,328,929, entitled “Method of Delivering Disinfectant in an Absorbent Substrate”. These patented technologies incorporate anti-infective agents into fabric-type absorbent webs to make products that neutralize bio-hazardous materials, are biodegradable, and may be disposed of in the normal waste stream, for use in products designed for distribution in the food, medical and biohazardous material transportation industries. As of December 31, 2005, Code had transferred all of his right, title and interest in the two patents to the Company.

The Company’s sole business objective is to develop relationships to license this technology for third party use.

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of our business. The Company had a net loss of $108,826 and $76,184 for the nine-month periods ended September 30, 2006 and 2005, respectively. The Company had a net loss of $193,575 and $161,317 for the twelve months ended December 31, 2004 and 2005, respectively.

As of September 2006, the Company has limited liquidity and capital resources. These factors raise substantial doubt about its ability to continue as a going concern. Ultimately, the Company’s ability to continue as a going concern is dependent upon its ability to attract new sources of capital, establish relationships to enter into marketing and license agreements, and achieve a reasonable threshold of operating efficiencies and achieve profitable operations.

Note 2. Summary of Significant Accounting Policies

a) Principles of Consolidation.

There are no subsidiaries.

b) Property and Equipment.

Maintenance and repairs are charged to expense as incurred. There were no capital expenditures.

c) Use of Estimates.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the period reported. Actual results could differ from those estimates. Estimates are used when accounting for stock-based transactions, uncollectible accounts receivable, asset depreciation and amortization, and taxes, among others.

d) Revenue Recognition.

The Company generated $0 revenue in 2004 and 2005. The Company generated $0 revenue for the nine months ended September 30, 2006.

e) Common Stock.

All common stock of the Company is owned by Code, also its sole Director and President.

IOWC TECHNOLOGIES INC.
Notes to the Financial Statements

Note 3. Pending Sale of Assets

On July 25, 2005, the Company executed a letter of intent (“LOI”) with NuWay Medical Inc. (“NuWay”), pursuant to which NuWay will acquire certain of the Company’s assets (the “Purchased Assets”), consisting of certain intellectual property, including two United States patents (collectively, the “BioLargo Technology”). The BioLargo Technology relates to a process whereby disinfecting chemistry is incorporated into absorbent materials, liquids, powders, tablets or other delivery methods, that can be then incorporated into products in multiple industries. For the purposes of these Notes, the term “BioLargo Products” means any product designed, manufactured, conceived or contemplated, either at the present time, or in the future, based on the BioLargo Technology or any derivation thereof.

As the parties worked toward preparing the documentation called for by LOI and as the NuWay began to prepare the proxy materials needed for its stockholders meeting (required to approve the issuance of stock to the Company), it became increasingly clear to the parties that the length of time and the costs involved in preparing documentation for a stockholders meeting would likely jeopardize the chances that the transactions contemplated by the LOI could be completed in a manner benefiting both parties. Accordingly, in late 2005 the parties began to explore alternative strategies that would enable them to begin to realize the benefits of the transactions contemplated by the LOI while at the same time allow NuWay to call a meeting of its stockholders for the purpose of approving the issuance of its shares.

In furtherance of the proposed transactions with NuWay, on December 31, 2005, the Company and Code executed a Marketing and Licensing Agreement (“M&L Agreement”) with NuWay (through NuWay’s subsidiary BioLargo Life Technologies, Inc., “BLTI”). Pursuant to the M&L Agreement BLTI acquired certain rights (“Rights”) from the Company and Code to develop, market, sell and distribute products that were developed, and are in development, relating to the BioLargo Technology and BioLargo Products.

Pursuant to the terms of the M&L Agreement, the Company granted to BLTI a license, with respect to the BioLargo Technology and the BioLargo Products, to further develop the technology, to further develop existing and new products based on that technology, and to produce, market, sell and distribute any such products, through its own means, or by contract or assignment to third parties or otherwise, including without limitation:

•

Technology Development Rights. Exclusive worldwide right to expand and improve upon the existing BioLargo Technology, to conduct research and development activities based on the BioLargo Technology, and to contract with third parties for such research and development activities; and any improvements on the BioLargo Technology, or any new technology resulting from such efforts of BLTI, shall be owned solely by BLTI.

•

Product Development Rights. Exclusive worldwide right to expand and improve upon the existing BioLargo Products, to conduct research and development activities to create new products for market, and to contract with third parties for such research and development activities. Any new products created by BLTI resulting from these efforts shall be owned solely by BLTI.

•

Marketing Rights. Exclusive right to market, advertise, and promote the BioLargo Technology and the BioLargo Products in any market and in any manner it deems commercially reasonable.

•

Manufacturing Rights. A transferable, worldwide exclusive right to manufacture, or have manufactured, BioLargo Products.

•

Selling Rights. A transferable, worldwide exclusive right to sell BioLargo Technologies and BioLargo Products.

•

Distribution Rights. A transferable, worldwide exclusive right to inventory and distribute BioLargo Products.

•

Licensing Rights. A transferable, worldwide exclusive right to license BioLargo Technologies and BioLargo Products to third parties.

IOWC TECHNOLOGIES INC.
Notes to the Financial Statements

Note 3. Pending Sale of Assets – (continued)

Pursuant to the terms of the M&L Agreement, the Company also assigned to BLTI its rights and obligations with respect to the following Agreements (collectively, the “Assigned Agreements”):

•

Agreement dated October 15, 2004 by and between Kenneth R. Code, the Company, BioLargo Technologies, Inc., or IOWC’s assigns and Craig Sundheimer and Lloyd M. Jarvis.

•

Agreement dated January 15, 2005 by and between Kenneth R. Code and the Company and Food Technologies, Inc.

•

Letter of Intent dated November 2004 by and between Kenneth R. Code and the Company and GTS Research, Inc.

Pursuant to the terms of the M&L Agreement, the Company transferred its right to receive any and all royalties, payments, license fees, and other consideration generated by the Assigned Agreements as of January 1, 2006. As part of the assignment, the Company agreed to transfer its 20% interest in BioLargo, LLC to BLTI. In October 2006, NuWay terminated the license agreement with BioLargo, LLC, for cause. Subsequently, the Company and NuWay agreed that the 20% interest in BioLargo, LLC would not be transferred by the Company to BLTI but BLTI would have the option to acquired such 20% interest for nominal consideration for seven years.

Research and Development Agreement

On August 11, 2006, the Company and Code entered into a Research and Development Agreement, which agreement was amended on August 14, 2006 (collectively, the “R&D Agreement”), with NuWay and BLTI. Pursuant to the R&D Agreement, the Company and Code will provide its research and development services and expertise in the field of disposable absorbent products to NuWay and BLTI.

The R&D Agreement provides that the NuWay and BLTI will own, and NuWay and BLTI will have the exclusive right to commercially exploit, the intellectual property developed, created, generated, contributed to or reduced to practice pursuant to the R&D Agreement. In addition, the Company and Code have agreed that during the term of the R&D Agreement and for one year after termination they will not compete with, and will not provide services to any person or entity which competes with, any aspect of BLTI’s business.

The R&D Agreement terminates on December 31, 2006, unless terminated earlier as provided therein. During the term of the R&D Agreement, but only after mutually acceptable research facilities are established for the performance of the Company’s services (which facilities have not been established as of September 30, 2006), the Company shall be paid (i) a fee of $5,500 per month for each month during which no services are being performed pursuant to the R&D Agreement to offset for laboratory and/or office and employee expenses and (ii) such additional amounts as the parties may agree in connection with specific research projects conducted pursuant to the R&D Agreement.

As further consideration to Code to enter into the R&D Agreement, on August 14, 2006 NuWay issued to Code 15,515,913 shares of its Common Stock (the “Code Stock”), or approximately 19.9% of its issued and outstanding common stock immediately following the issuance of the Code Stock.

The M&L Agreement also provides that the parties will enter into certain additional agreements in furtherance of the LOI, including (i) an asset purchase agreement (“Asset Purchase Agreement”) whereby the Company will acquire the two U.S. patents held by the Company and certain other assets of the Company; and (ii) an employment agreement with Mr. Code (the “Code Employment Agreement”).

NuWay is requesting its stockholders to approve the above described transactions and the issuance and sale of 553,475,300 shares of its common stock to the Company.

IOWC TECHNOLOGIES INC.
Notes to the Financial Statements

Note 4. Related Party Transactions

Sale of Technology

In September 2000, Code agreed to sell all right, title and interest to the Technology to a third party company. This agreement included several conditions of performance and in 2001 Code gave written notification claiming that the purchaser had breached the purchase agreement, based on its failure to provide an operating line of credit required by the asset purchase agreement and agreements governing the entity. Code formally repudiated the contract. This notification was not acknowledged and no further communication has been made between companies.

The Company believes that its ownership in this technology and related patents are unencumbered.

Unreimbursed Business Expenses

In 2004 and 2005, and continuing into 2006, Code paid operating expenses on the Company’s behalf. These contributions totaled $198,972 and $155,920 for 2004 and 2005, respectively. For the nine months ended September 30, 2006 the expenses totaled $149,384. All contributions were recorded as additional paid in capital.

Note 5. Commitments and Contingencies

The Company is not presently a party to any litigation.

Note 6. Subsequent Events

In October 2004, the Company entered into an agreement to license the technology to a third party company (“BioLargo LLC”) with no prior relation to the Company. (This agreement was assigned to BLTI; see Note 3.) As partial consideration, the Company received a 20% ownership interest in BioLargo LLC. Pursuant to this agreement BioLargo LLC was granted exclusive rights to market and develop the technology for specific markets, and nonexclusive rights to market the technology in other markets. BioLargo LLC failed to meet sales performance requirements and failed to make required advance royalty payments, and is therefore in breach of the agreement. Per the terms of the Agreement, the breach has terminated the exclusivity provisions, and gives the Company the right to terminate all of BioLargo LLC’s rights in the agreement. The Company assigned its rights in this agreement to NuWay in the M&L Agreement, and NuWay exercised its right to terminate this agreement in October 2006.

Plan of Operations After Consummation of the Transactions

Overview

Assuming the approval of all the proposals being presented at the Meeting and the consummation of the Transactions with IOWC, we intend to focus our efforts primarily on the further research and development, and commercialization of products incorporating the BioLargo Technology for at least the next 12 months. If the Transactions with IOWC are consummated, we intend to commercially utilize the BioLargo Technology to develop certain products for use in various industries.

The BioLargo Technology will enable us to offer a portable product that comparably addresses four precautions – containment, isolation, neutralization and disposal – against disease transmission as established by the Center for Disease Control. We believe that the BioLargo Technology and derivative products may be applied in products in several vertical markets.

We believe that the primary initial markets for our products are likely to be:

•

packaging for blood and bio-hazardous material transport

•

medical products

•

meat and poultry packing

•

disaster relief efforts, soil and sand remediation, and water treatment

We plan to pursue our primary revenues from licensing the BioLargo Technology, rather than becoming a manufacturer of products incorporating the BioLargo Technology. We currently have multiple products available for immediate distribution, namely absorbent pads and materials to be used for clean-up of or as a precautionary measure from spills of liquids, including hazardous materials. We will also continue to actively develop additional products for distribution by working with manufacturers, other technology developers and potential customers. However, while we have been engaged in extensive negotiations with numerous potential licensees and other users of the products incorporating the BioLargo Technology, there are no such agreements in place to date and therefore we cannot forecast when we will first generate revenues. Nonetheless, we currently believe that we will begin generating licensing revenue during 2007.

Sales and Marketing

Over at least the next 12 months, we intend to devote a significant part of our resources to sales and marketing of the BioLargo Technology. However, we are not able to estimate at present the number of people we may hire, and the estimated costs associated with such hires, for this effort. This is a continuation of the initial efforts we have undertaken during 2006. While specific efforts will vary based on market conditions and opportunities that present themselves from time to time, the following discussion of recent efforts is indicative of the types of efforts we expect to undertake after consummation of the Transactions.

In April 2006, we engaged Robert Stewart, Ph.D., to serve as the Company’s regulatory specialist for EPA and FDA required activities. During this period, we also focused on establishing relationships with key agents who work on a commission basis to assist us in marketing to large corporations and other organizations. In May 2006, we hired a consultant to assist us on our marketing and sales efforts.

From February through April, 2006, we began discussions with five major research universities to further our research for specific applications. In September 2006, we hired UCLA to research applications of the BioLargo technology for beach and soil remediation. An initial report regarding this research was presented in October 2006 at the National Beaches Conference sponsored by the EPA. These various discussions are ongoing and focus on engaging those universities to perform research on the BioLargo Technology for soil and sand remediation, animal studies, Department of Defense applications, and embedded anti-microbial applications in textiles.

Throughout 2006, we engaged in various efforts to continue testing, developing and pre-marketing products incorporating the BioLargo Technology. For example, in January 2006, we contracted with a third party manufacturer to produce samples for presentation purposes of absorbent pads. We also engaged a particle, formulations, blending and specialty manufacturing company to work with us in product development and sample fabrication. In June 2006, we hired a third-party laboratory to perform a series of independent test and issue their reports to assist us in validating the BioLargo Technology to a Good Lab Practices Standard.

Throughout 2006, we also were actively involved in initial marketing activities for the BioLargo Technology. For example, in February 2006, we presented the BioLargo Technology to a number major corporations for potential licensing discussions. Following an April 2006 international conference of industry for infection control in Prague, Czech Republic, attended by Mr. Code, we pursued with Mr. Code presentations to one of the largest companies in the embedded anti-microbial industry. In June 2006, we began discussions with a number of large healthcare companies about incorporating the BioLargo Technology in their products. The potential areas of focus include wound dressings, drapes, wipes, bandages, diapers disinfecting and sterilization solutions, among other possible uses in their various products.

In June 2006, we participated in a conference for all government agencies throughout California and have since discussed the BioLargo technology for possible governmental use in sewage spills, water quality, rainwater runoff contamination problems and beach clean-up efforts. Also in June 2006, we participated in a national military defense conference sponsored by the National Defense Industry Association for all military services, including Homeland Security, and have since discussed the BioLargo Technology for possible application in the areas of military hospitals, pandemic prevention, agricultural protection, hazardous waste, food protection, decontamination of porous and non-porous materials, disaster relief and national world class laboratory access. Subsequently, we have presented the BioLargo technology with other governmental officials and agencies. In September we also attended a national Agro Terrorism Conference sponsored by the Federal Bureau of Investigation and the Joint Terrorism Task Force.

Meetings with numerous potential licensees or purchasers or other users of products incorporating the BioLargo Technology in a wide range of applications, have continued. However, it is essential to note that we do not yet have any agreements in place with any of these potential licensees, purchasers or other users, or any other potential licensees, purchasers or other users, regarding any products incorporating the BioLargo Technology, and no assurance can be given if any such efforts will prove successful.

Research and Development

We currently anticipate that research and development costs we incur over the next 12 months could range significantly, between $300,000 and $1,000,000. This money is likely to be spent primarily on further research and development of the BioLargo Technology, continued testing of the efficacy of the BioLargo Technology in certain applications and the development of additional production methods for use of the BioLargo Technology in certain applications.

Additionally, we currently anticipate that additional patent applications will be filed during the next 12 months with the United States Patent and Trademark Office, although we are uncertain of the cost of such patent filings, which will depend upon the number of such applications prepared and filed. This is a continuation of recent such activities. For example, in September 2006, Mr. Code, as inventor, and BLTI, as assignee, filed two patent applications with the US Patent and Trademark Office. A third patent application was filed on October 11, 2006 by and for the same parties.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $1,077,000 for the nine-month period ended September 30, 2006. Even though the allocation of specific categories of expenditures are likely to change during the next 12 months compared to historical allocations of such expenditures, we currently anticipate that this annualized rate of expenditure is likely to increase during the next 12 months. The primary components of such increase are likely to include research and development, salary for additional sales and marketing personnel that will be hired as our business activities expand, additional operational and/or administrative staff, the costs of compliance with the Sarbanes-Oxley Act of 2002 including internal controls functions, and increased professional fees associated with increased business activities.

Liquidity and Capital Resources

General

We have been, and immediately after the consummation of the Transactions with IOWC we will be, limited in terms of our capital resources. Our cash position is, and immediately after the consummation of the Transactions will be, insufficient to meet our continuing anticipated expenses or fund anticipated operating expenses after the consummation of the Transactions with IOWC. Accordingly, we will be required to raise additional capital to sustain operations and implement our post-acquisition business plan.

As of September 30, 2006, we had limited liquid and capital resources, raising a substantial doubt about our ability to continue as a going concern. Ultimately, our ability to continue as a going concern is dependent upon its ability to attract new sources of capital, attain a reasonable threshold of operating efficiencies and achieve profitable operations by commercializing products incorporating the BioLargo Technology. The pro forma financial statements presented herein do not include any adjustments that might be necessary if we are unable to continue as a going concern.

We have approximately $2,398,070 aggregate principal amount of our promissory notes that mature at various times during 2007. We do not presently have funds sufficient to repay these obligations as they mature. We have the right to require $1,978,070 aggregate principal amount of the notes be converted into shares of our common stock. The remaining $420,000 principal amount of these notes permit, but do not require, the holder thereof to convert the notes into shares of our common stock. Even assuming the approval of the increase in our capital stock pursuant to the proposed amendment to our certificate of incorporation, the holder of such note may not elect to convert its note into shares of common stock. In the event that we have not raised further capital prior to the maturity date of such remaining $420,000 principal amount of such convertible notes which do not have a mandatory conversion feature and, absent any new agreement between the Company and the holder of this note, we would be in default of that note. In addition, if our stockholders have not formally approved an increase in the number of our authorized common shares, or unless we are able to refinance or renegotiate the terms of the notes, we would also be in default of the $1,978,070 principal amount of notes which do have a mandatory conversion feature. No financing is in place at present, and it is unknown if any financing will be in place in the future, which would permit us to repay these notes in full as they mature. We have obtained the consent of all of our noteholders to extend the maturity date of those convertible notes until after we have held the Meeting, to approve, among other things, an increase in our authorized capital stock and thereby permit the conversion of such notes into shares of our common stock.

In order to meet the foregoing operating expenses and financial obligations, we have been forced to use cash on hand to fund our operations. We have also been conducting a private offering of our convertible notes to a limited number of accredited investors to provide additional working capital. Depending upon the success of this ongoing offering, the details of which are reported in the reports that we file periodically with the SEC, such proceeds could provide additional capital for the next several months at most.

We are actively pursuing numerous alternatives for our current and longer-term financial requirements, including additional raises of capital from investors in the form of convertible debt or equity. Negotiations are underway with various sources of such capital. However, some of these financing alternatives will likely not be made available, if they are made available at all, until and unless our stockholders approve the proposals being presented to them at the Meeting. Accordingly, there is no assurance that we will be able to raise any additional capital. It is unlikely that we will be able to qualify for bank debt until such time as our operations are considerably more advanced and we are able to demonstrate the financial strength to provide confidence for a lender, which we do not currently believe is likely to occur for at least the next 12 months.

Pro Forma Financial Information

INDEX TO PRO FORMA FINANCIAL STATEMENTS

Consolidating Balance Sheet as of December 31, 2005	37
Consolidating Statement of Operations for the year ended December 31, 2005	38
Consolidating Balance Sheet as of September 30, 2006	39
Consolidating Statement of Operations for the nine-month period ended September 30, 2006	40
Notes to Consolidating Financial Statements	41

PRO FORMA UNAUDITED CONSOLIDATING
FINANCIAL STATEMENTS OF NUWAY MEDICAL, INC.
AND IOWC TECHNOLOGIES INC.

The following pro forma unaudited consolidating financial statements of the “Company and IOWC are presented here to provide information on the financial history of the combined entities, although the Company is not acquiring IOWC. The Company however is acquiring IOWCs significant asset (its developed technology) through licensing agreement so the Company will have the right licensed to exploit this technology. The licensing agreement the Company has entered into represents a significant transaction that if successful will represent the future major operating activity of the Company.

The Company will issue 59.3% of its common stock to obtain the licensing agreement with the entity, which will have no valuation on the Company’s financial statements and has issued an additional 15,515,913 shares of its common stock issued to the individual controlling IOWC to induce him to enter into an employment agreement with the Company. This issuance has been reflected as a charge to income based on the valuation of the shares issued to him.

These unaudited proforma consolidating financial statements should be read in conjunction with the historical financial statements of the Company and of IOWC and the accompanying disclosures contained in this proxy statement or which are incorporated by reference herein. These proform financial statements are provided for informational purposes only and do not purport to represent what the Company’s financial position or results of operations would actually have been had the transactions with IOWC been consummated on the dates of such statements or to project results of operations or financial position for any future period.

NUWAY MEDICAL, INC AND SUBSIDIARY
IOWC TECHNOLOGIES INC.
PRO FORMA UNAUDITED CONSOLIDATING BALANCE SHEET
AS OF DECEMBER 31, 2005

	NuWay Medical, Inc. and Subsidiary	IOWC Technologies Inc.	Adjustments	Pro Forma
CURRENT ASSETS
Cash and Cash Equivalents	$283,462	$—		$283,462
Total Current Assets	283,462	—		283,462

TOTAL ASSETS	$283,462	—		$283,462

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Accounts Payable and Accrued Expenses	$2,312,663	$—		$2,312,663
Notes Payable	2,740,570	—		2,740,570
Debentures Payable, Net	21,151	—		21,151
Total Current Liabilities	5,074,384	—		5,074,384

STOCKHOLDERS' DEFICIENCY
Convertible Preferred Series A, $.00067 Par Value, 25,000,000 Shares Authorized, 559,322 Shares Issued and Outstanding at December 31, 2005	375	—		375
Common Stock, $.00067 Par Value, 100,000,000 Shares Authorized, 62,333,501 Shares Issued At December 31, 2005 (196,947,700 shares issued after close of IOWC transaction)	41,056	1	86,391	127,448
Additional Paid-In Capital	23,396,834	566,430	(652,822)	23,310,442
Accumulated Deficit	(28,229,187)	(566,431)	566,431	(28,229,187)
Total Stockholders’ Deficiency	(4,790,922)	—	—	(4,790,922)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$283,462	—	$—	$283,462

NUWAY MEDICAL, INC AND SUBSIDIARY
IOWC TECHNOLOGIES INC.
PRO FORMA UNAUDITED CONSOLIDATING STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005

	NuWay Medical, Inc. and Subsidiary	IOWC Technologies Inc.	Adjustments	Pro Forma

Revenues	—	—	—	—
Total Revenues	—	—	—	—

Costs and Expenses
Selling, General and Administrative	$944,807	$161,317	—	$1,106,124

Total Costs and Expenses	944,807	161,137	—	1,106,124

Loss from operations	(944,807)	(161,137)	—	(1,106,124)

Other Income and Expense
Interest Expense	242,494	—	—	242,494
Net Other Expenses	(242,494)	—	—	(242,494)

Net Loss	$(1,187,301)	$(161,317)	—	$(1,348,618)

NUWAY MEDICAL, INC AND SUBSIDIARY
IOWC TECHNOLOGIES INC.
PRO FORMA UNAUDITED CONSOLIDATING BALANCE SHEET
AS OF SEPTEMBER 30, 2006

	NuWay Medical, Inc. and Subsidiary	IOWC Technologies Inc.	Adjustments	Pro Forma
CURRENT ASSETS
Cash and Cash Equivalents	$98,497	$40,558	—	$139,055
Prepaid Expenses	21,500		—	21,500
Total Current Assets	119,747	40,558	—	160,555

TOTAL ASSETS	$119,747	$40,558	—	$160,555

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Accounts Payable and Accrued Expenses	$2,544,629	$—	—	$2,544,629
Notes Pa yable	3,298,070	—	—	3,298,070
Debentures Payable, Net	21,151	—	—	21,151
Total Current Liabilities	5,863,850	—	—	5,863,850

STOCKHOLDERS' DEFICIENCY
Convertible Preferred Series A, $.00067 Par Value, 25,000,000 Shares Authorized, 399,322 Shares Issued and Outstanding at September 30, 2006	268	—	—	268
Common Stock, $.00067 Par Value, 100,000,000 Shares Authorized, 77,994,158 Shares Issued At September 30, 2006 (191,631,323 shares issued and outstanding after close of IOWC transaction)	52,256	1	76,136	128,393
Additional Paid-In Capital	23,618,480	715,814	(751,393)	23,582,901
Accumulated Deficit	(29,415,107)	(675,257)	675,257	(29,415,107)
Total Stockholders’ Deficiency	(5,744,103)	40,558	—	(5,703,545)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$119,747	$40,558	—	$160,305

NUWAY MEDICAL, INC AND SUBSIDIARY
IOWC TECHNOLOGIES INC.
PRO FORMA UNAUDITED CONSOLIDATING STATEMENTS OF OPERATIONS
FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2006

	NuWay Medical, Inc. and Subsidiary	IOWC Technologies Inc.	Adjustments	Pro Forma

Revenues	—	—	—	—
Total Revenues	—	—	—	—

Costs and Expenses
Research and Development	$108,298	$—	—	$108,298
Selling, General and Administrative	1,077,468	76,184	—	1,153,682

Total Costs and Expenses	1,185,766	76,184	—	1,261,950

Loss from operations	(1,185,766)	(76,184)	—	(1,261,950)

Other Income and Expense
Interest Expense	(282,474)	—	—	(282,274)
Reduction to Note Payable and related accrued interest	282,320	—	—	282,320
Net Other Income (and Expense)	(154)	—	—	(154)

Net Loss	$(1,185,920)	$(76,184)	—	$(1,262,104)

NUWAY MEDICAL, INC AND IOWC TECHNOLOGIES INC.
Notes to Pro Forma Unaudited Consolidating
Financial Statements

Note 1. Business and Organization

Outlook

Both entities (NuWay and IOWC) had no continuing business operations as of December 31, 2005 and September 30, 2006. The Company (NuWay) operated as a shell company during the twelve-month period ended December 31, 2005, and operations primarily consisted of the Company seeking funding, maintaining the corporate entity, complying with the reporting and other requirements of the Securities Exchange Commission (the “SEC”), engaging in ongoing research and development for the BioLargo Technology (as defined below), engaging in initial marketing activities for the BioLargo Technology and planning for the consummation of certain proposed transactions (the “Transactions”), as described below. See discussion of the Transactions with IOWC Technologies, Inc. (“IOWC”), below.

The Company will need working capital resources to maintain the Company’s status and to fund other anticipated costs and expenses during the year ending December 31, 2006 and beyond. The Company’s ability to continue as a going concern is dependent on the Company’s ability to raise capital. If the Company is able to acquire IOWC’s assets, it will need additional capital until and unless that prospective operation is able to generate positive working capital sufficient to fund the Company’s cash flow requirements from operations.

Note 2. Transactions involving IOWC Technologies Inc.

See the information under the following captions under this “Proposal One:” (i) “BioLargo Technology and BioLargo Products,” (ii) “Letter of Intent,” (iii) “Marketing and Licensing Agreement,” (iv) “Consulting Agreement,” (v) “Research and Development Agreement,” (vi) “Other Agreements,” (vii) “Asset Purchase Agreement,” (viii) “Code Employment Agreement,” (ix) “Management of the Company after the Transactions,” and (x) “Consequences if Stockholders Do Not Approve Transactions.”

Note 3. Adjustment for Issuance of Common Stock

The adjustment for the acquisition of the developed technology from IWOC is based on a calculation to determine the number of shares required to be issued for the sellers to own 59.3% after issuance of the common stock of the Company based on the then historical shares of common stock outstanding at the respective balance sheets dates. No impact is considered related to the proposed possible reverse stock split nor the conversion of any shares that could be issued including shares related to the conversion of certain notes payable and related accrued interest.

SELECTED FINANCIAL DATA AND PRO FORMA SELECTED FINANCIAL DATA
AND INFORMATION

The selected historic consolidated statements of operations and balance sheet data for the years ended December 31, 2005, 2004, 2003, 2002 and 2001are derived from audited consolidated financial statements included in our various filed Form 10-KSBs. Our historical results are not necessarily indicative of the results that may be achieved for any other period. The selected historic consolidated statements of operations and balance sheet data for the periods ended September 30, 2006 and 2005 are derived from unaudited consolidated financial statements included in our filed Form 10-QSBs. The selected Pro-Forma data are derived from the Pro-Forma Financial Statements included elsewhere in this Proxy. The following historic data should be read in conjunction with information contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in this proxy statement or which are incorporated by reference herein.

NuWay Medical, Inc. and Subsidiary
(formerly NuWay Energy, Inc.; formerly Latin American Casinos, Inc.)

	Pro forma							Periods
	Nine months ended	Year	Years					Nine months ended
	Sept 30, 2006	Dec 31, 2005	2005	2004	2003	2002	2001	Sept 30, 2006	Sept 30, 2005
Net revenues from continuing operations	$—	$—	$—	$—	$—	$—	$—	$—	$—
Operating expenses	1,261,950	1,105,944	944,807	971,944	2,339,264	1,495,421	2,867,775	1,185,766	716401
Operating (loss)	(1,261,950)	(1,105,944)	(944,807)	(971,944)	(2,339,264)	(1,495,421)	(2,864,175)	(1,185,766)	(716,401)
Other income (expenses)	(154)	(242,494)	(242,494)	(246,104)	(344,832)	6,741	121,935	(154)	(171,344)
(Loss) from continuing operations	(1,262,104)	(1,348,438)	(1,187,301)	(1,218,048)	(2,684,096)	(1,488,680)	(2,742,240)	(1,185,920)	(887,745)
(Loss) from discontinued operations					(4,938,113)	(3,448,417)	(3,910,193)
Net (loss)	$(1,262,104)	$(1,348,438)	$(1,187,301)	$(1,218,048)	$(7,622,209)	$(4,937,097)	$(6,652,433)	$(1,185,920)	$(887,745)
Net loss per share
Basic and diluted			$(0.02)	$(0.03)	$(0.08)	$(0.15)	$(0.35)	$(0.02)	$(0.01)
Discontinued			—	—	(0.07)	(0.35)	(1.56)	—	—
Net loss per share-basic and diluted			$(0.02)	$(0.03)	$(0.15)	$(0.50)	$(1.91)	$(0.02)	$(0.01)
Shares used in calculating net (loss) per common share-basic and diluted			54,041,809	45,987,808	30,466,628	9,791,396	4,255,903	65,290,866	54,416,987
Shares used in calculating net (loss) per common share-discontinued			54,041,809	45,987,808	30,466,628	9,791,396	4,255,903	65,290,866	54,416,987
Pro forma net loss per share	$(0.01)	$(0.01)
Shares used in calculating pro forma net (loss) per common share	188,656,008	178,928,031
Balance Sheet Data:
Working capital (deficiency)	$(4,790,922)	$(4,790,922)	$(4,790,922)	$(3,707,521)	$(2,923,673)	$(2,401,058)	$(2,078,650)	$5,744,103	$4,591,366
Total assets	$283,462	$283,462	$283,462	$0	$671	$4,374,365	$4,590,332	$119,747	$144,997
Total debt	$5,074,384	$5,074,384	$5,074,384	$3,707,521	$2,924,344	$2,401,579	$3,385,780	$5,863,850	$4,636,363
Stockholders' equity (deficit)	$(4,790,922)	$(4,790,922)	$(4,790,922)	$(3,707,521)	$(2,923,673)	$1,972,786	$1,204,532	$(5,744,103)	$(4,491,366)
Common stock outstanding at end of the period	191,631,323	196,947,700	63,333,501	51,981,236	36,341,586	17,092,827	5,033,883	77,994,158	51,981,236
Book value per share-historic			$(0.08)	$(0.07)	$(0.08)	$0.12	0.24	$(0.07)	$(0.09)
Book value per share-proforma	$(0.03)	$(0.02)

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR the issuance of shares of common stock.

PROPOSAL TWO

PROPOSAL TO CHANGE THE COMPANY’S NAME

General

In connection with the proposed acquisition, our Board approved, subject to stockholder approval, an amendment to the Company’s certificate of incorporation to change its name from NuWay Medical, Inc. to “BioLargo, Inc.” The text of the proposed amendment is set forth below. A form of the Amended and Restated Certificate of Amendment to the Certificate of Incorporation, which reflects this proposed amendment as well as those described in Proposal Three and Proposal Four below, is attached as Appendix A (the “Amended and Restated Certificate”).

Description of Amendment; Reasons for the Amendment

In connection with the transactions contemplated with IOWC, the Board has determined that it is in the best interests of the Company to change its name so that its name reflects the new business that is acquiring. In addition, it is an obligation of the Company to change its name in connection with the IOWC transactions.

The text of the proposed amendment follows:

RESOLVED, that the Certificate of Incorporation of the Corporation shall be amended by changing Article First thereof such that, as amended, said Article shall be and read as follows:

“The name of the corporation (which is hereinafter referred to as the “Corporation”) is “BioLargo, Inc.”

Right to Abandon Name Change

Should the Transactions with IOWC not be consummated for any reason, including its abandonment by the Board or management of the Company, Proposal Two will not be implemented, even if it is approved by the stockholders.

Recommendation of the Board

The Board unanimously recommends a vote FOR the proposed name change.

PROPOSAL THREE

PROPOSAL TO AUTHORIZE OUR BOARD
OF DIRECTORS TO EFFECTUATE
A REVERSE STOCK SPLIT
IN AN AMOUNT TO BE DETERMINED BY
THE BOARD BETWEEN 1-FOR-10 AND 1-FOR-100

General

As of November 2, 2006, 78,368,736 shares of our common stock were outstanding and the per share closing price of our common stock on that date was $0.016. In order to reduce the number of shares of common stock outstanding, the Board has unanimously adopted a resolution seeking stockholder approval to grant the Board authority to amend and restate our Certificate of Incorporation to effect a reverse stock split of our common stock in an amount to be determined by the Board, but between a 1-for-10 and a 1-for-100 reverse split. Approval of this reverse stock split proposal would give the Board authority to implement the reverse stock split at any time it determined prior to March 31, 2007. In addition, approval of this reverse stock split proposal would also give the Board authority to decline to implement a reverse stock split prior to such date or at all.

If our stockholders approve the reverse stock split proposal and the Board decides to implement the reverse stock split, we will file the Amended and Restated Certificate with the Secretary of State of the State of Delaware through which a to-be-determined number of shares of common stock issued and outstanding will be converted into one fully paid and non-assessable share of common stock, with any fractional shares that result from such reverse stock split to be rounded up to the nearest whole share of common stock. The reverse stock split, if implemented, would not change the number of authorized shares of common stock or preferred stock or the par value of our common stock or preferred stock, which is why we are making a separate proposal to increase the number of authorized shares of our common stock and preferred stock. See PROPOSAL FOUR.

Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding after the reverse stock split as such stockholder did immediately prior to the split.

Purpose

Over the past few years, the market price of our common stock has declined. In order to reduce the number of shares of our common stock outstanding and thereby attempt to proportionally raise the per share price of our common stock, the Board determined that a reverse stock split was desirable in order to: (i) encourage greater investor interest in our common stock by making the stock price more attractive to the many investors, particularly institutional investors, who refrain from investing in lower priced stocks; and (ii) reduce trading fees and commissions incurred by stockholders, since these costs are based to a significant extent on the number of shares traded.

The Board believes that the reverse stock split may help encourage greater interest in our common stock. The Board believes that the current market price of our common stock may impair its acceptability to institutional investors, professional investors and other members of the investing public. Many institutional and other investors look upon stock trading at low prices as unduly speculative in nature and, as a matter of policy, avoid investing in such stocks. Various brokerage house policies and practices also tend to discourage individual brokers from dealing in low-priced stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks. If effected, the reverse stock split would reduce the number of outstanding shares of our common stock and increase the trading price of our common stock. The Board believes that raising the trading price of our common stock will increase the attractiveness of our common stock to the investment community and possibly promote greater liquidity for our existing stockholders. Because broker commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of our common stock, in the absence of the reverse stock split, may continue to result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price was substantially higher. For this reason, individual and institutional investors may be unwilling to purchase our common stock at its current market price.

If the stockholders approve the reverse stock split proposal, the reverse stock split will be effected, if at all, only upon a determination by the Board that the reverse stock split is in the best interests of the Company at that time. This determination will be made by the Board to create the greatest marketability of our common stock based on prevailing market conditions at that time. No further action on the part of stockholders will be required to either implement or abandon the reverse stock split. If the Board does not implement a reverse stock split prior to March 31, 2007, the authority granted in this proposal to implement a reverse stock split on these terms will terminate. The Board reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that the split is no longer in the best interests of the Company or our stockholders.

Risks Associated With the Reverse Stock Split

There can be no assurance that the total market capitalization of our common stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of our common stock following the reverse stock split will either exceed or remain higher than the current per share market price. There can be no assurance that the market price per new share of our common stock (the “New Shares”) after the reverse stock split will rise or remain constant in proportion to the reduction in the number of old shares of our common stock (the “Old Shares”) outstanding before the reverse stock split. For example, based on the closing market price of our common stock on October 16, 2006 of $0.016 per share, if the Board decided to implement a 1-for-25 reverse stock split, there can be no assurance that the post-split market price of our common stock would be $0.40 per share or greater. Accordingly, the total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split. There can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors and brokers. While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors and brokers.

A decline in the market price for our common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our common stock could be adversely affected following a reverse stock split. The market price of our common stock will also be based on our and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is affected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company’s common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects Of The Reverse Stock Split

Corporate Matters

If approved and effectuated, the reverse stock split would have the following effects:

•

A to-be-determined number of Old Shares owned by a stockholder would be exchanged for one New Share;

•

The number of shares of our common stock issued and outstanding will be proportionately reduced;

•

A proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split; and

•

the number of shares reserved for issuance under our existing stock option plans and employee stock purchase plans will be reduced proportionately.

Fractional Shares

No scrip or fractional certificates will be issued in connection with the reverse stock split. Instead, any fractional share that results from the reverse stock split will be rounded up to the next whole share of our common stock. If approved and affected, the reverse stock split will result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Authorized Shares

Upon the effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of our common stock issued and outstanding. As of November 2, 2006, we had 100,000,000 shares of common stock and 25,000,000 shares of preferred stock authorized. Of this amount, there were 78,368,736 shares of common stock and no shares of preferred stock issued and outstanding on such date. Authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interest of holders of our common stock may also be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of our common stock.

Accounting Matters

The reverse stock split will not affect the par value of our common stock. As a result, as of the effective time of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be restated because there will be fewer shares of our common stock outstanding.

Procedure For Effecting Reverse Stock Split And Exchange Of Stock Certificates

If the stockholders approve the proposal to authorize the Board to implement the reverse stock split and the Board decides to implement the reverse stock split on or prior to March 31, 2007, we will file the Amendment with the Secretary of State of the State of Delaware to amend our existing Certificate of Incorporation. The reverse stock split will become effective at the time specified in the Amendment, which is referred to below as the “effective time.” Beginning at the effective time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares. The text of the Amendments to affect the reverse stock split, if implemented by the Board, would be in substantially the form attached as Appendix A to this proxy statements. In addition, the text of the form of Amendment attached to this proxy statement is subject to modification to include such changes as may be required by the Office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split, including the insertion of the effective time determined by the Board.

As soon as practicable after the effective time, stockholders will be notified that the reverse stock split has been affected. We expect that our transfer agent, American Stock Transfer & Trust Company (“AST”), will act as exchange agent for purposes of implementing the exchange of stock certificates. Stockholders may, but are not required to, exchange their certificates evidencing the Old Shares for certificates evidencing the New Shares. Current stock certificates shall remain valid but are deemed to represent New Shares at the appropriate reverse split proportion. In the event that Stockholders wish to submit their certificates to AST for exchange, they will not be responsible for any transfer fees. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares, subject to normal transfer agent fees. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNLESS REQUESTED TO DO SO.

No Dissenters’ Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

Federal Income Tax Consequences Of The Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the Old Shares exchanged therefor. The stockholder’s holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

Condition to Closing of the Transactions

The approval of the reverse stock split one of several conditions to the closing of the Transactions with IOWC. Accordingly, if the stockholders do not approve the reverse stock split, the Transactions with IOWC will not be consummated. However, subject to stockholder approval, the Board intends to complete the reverse split even it the Transactions are not consummated, because the Board believes that this will create a more manageable capital structure for the Company and its future financing needs.

Recommendation of the Board

The Board unanimously recommends a vote FOR the proposed authorization of our Board to affect a reverse-split of the Company’s Common Stock in an amount to be determined by the Board between 1-for-10 and 1-for-100.

PROPOSAL FOUR

PROPOSAL TO INCREASE OUR AUTHORIZED CAPITAL
FROM 100,000,000 TO 200,000,000 SHARES OF COMMON STOCK
AND FROM 25,000,000 TO 50,000,000 SHARES OF PREFERRED STOCK
AND TO MAKE CERTAIN TECHNICAL CORRECTIONS TO PROVISIONS
REGARDING OUR BLANK CHECK PREFERRED STOCK

General

The Board has approved an amendment to our certificate of incorporation to increase the authorized number of shares of common stock from 100,000,000 to 200,000,000, and the authorized number of shares of preferred stock from 25,000,000 to 50,000,000, after giving effect to the reverse stock split that the stockholders are being asked to approve, and directed that this amendment be considered by the stockholders at the Meeting. A form of the Amended and Restated Certificate is attached as Appendix A. The certificate of incorporation currently authorizes the Company to issue 100,000,000 shares of common stock, $0.00067 par value per share. It also authorizes the Company to issue 25,000,000 shares of preferred stock, but the proposed reverse stock split would not affect this authorization. As of November 2, 2006, there were 78,368,736 shares of common stock and no shares of preferred stock issued and outstanding. Taking into account the shares issuable in connection with the IOWC acquisition, the conversion of the outstanding promissory notes and exercise of outstanding options and warrants, and the conversion of promissory notes into common stock and exercise of warrants in connection with the Company’s current private placement offering, the Company does not have enough shares available to meet all of its share issuance obligations. The number of authorized shares will not be reduced by any reverse stock split discussed in Proposal Three above.

Reasons for and Effects of the Proposal

The Board believes that it is desirable to increase the number of authorized shares of common stock in order to (i) meet its current share issuance obligations and (ii) ensure that there is a sufficient number available to provide the Company with adequate flexibility to issue common stock for proper corporate purposes that may be identified in the future. The Company’s original Certificate of Incorporation provided for the Board’s authority to change the rights and preferences of unissued shares without obtaining the approval of the Company’s shareholders, commonly referred to as “blank check” stock. The Company believes that the right of the Board to so designate or change such rights, preferences and privileges was intended to apply only to unissued classes or series of preferred stock. However, this provision of the Certificate of Incorporation .preceded the Company’s having authorized preferred stock, thus it is not completely clear that the Board’s authority to issue such “blank check” stock is limited to authorized but unissued shares of our preferred stock. The amendment to the Company’s Certificate of Incorporation included in this Proposal Four includes a technical correction that would remove the ambiguity and clarify that the “blank check” provisions apply only to the Company’s authorized but unissued preferred stock.

Existing Share Issuance Obligations

The Company is obligated to issue additional shares of its commons stock (as calculated prior to giving effect to any reverse stock split described in Proposal Three above), among other transactions, as follows:

•

158,892,545 shares of common stock issuable upon conversion of outstanding promissory notes and debentures to investors;

•

58,571,714 shares of common stock issuable upon exercise of warrants issued to the holders of the Company’s outstanding notes and debentures;

•

33,779,600 shares of common stock issuable upon conversion of the Company’s indebtedness to the Company’s CEO, Dennis Calvert, for accrued but unpaid compensation in the amount of $334,221;

•

13,366,667 shares of common stock issuable to officers (other than Mr. Calvert) and former and current non-employee directors for accrued and unpaid salary or director fees, payable in stock;

•

37,074,167 shares of common stock issuable to various consultants for accrued and unpaid compensation for services rendered to the Company; and

•

553,475,300 shares of common stock issuable to IOWC as part of the Transactions, assuming such issuance is approved by the stockholders at the Meeting.

As a result of the foregoing obligations alone, without the increase in authorized stock, the Company would not have a sufficient number of shares of stock, depending upon whether or not the authorization for a reverse-split of the Company’s common stock (Proposal Three) is approved and the ratio of such an approved reverse split adopted by the Board.

In addition, the Company is currently contemplating conducting a private offering of convertible promissory notes which, if fully subscribed to, would require the Company to issue 36,363,636 shares of its common stock and warrants to purchase 36,363,636 shares of common stock upon the conversion of the notes and exercise of the warrants. While there can be assurance that the Company will be able to complete the private offering because of the many risks involved in such an offering and risks related to the Company’s business, the Company believes that having enough shares authorized to meet its share issuance obligations will likely be looked upon favorably by investors.

Future Issuances

The additional shares could be used, among other things, for stock dividends, for acquisitions of other companies, for public or private financings to raise additional capital and for stock-based employee benefit plans. There are currently no commitments or agreements for the issuance of additional shares of common stock, other than with respect to shares issuable in the acquisition, conversion of the notes and its equity incentive plans.

If the proposed amendment is adopted, the newly authorized shares would be unreserved (other than the shares to be issued in connection with the acquisition, propose private placement of notes and warrants, conversion of the notes and equity incentive plans) and available for issuance by the Company without further stockholder action, except as provided by Delaware law or the rules of any stock exchange or automated quotation system on which the Company’s common stock may then be listed or quoted. All of the additional shares resulting from the proposed increase in the Company’s authorized common stock would be of the same class if and when they are issued, and holders would have the same rights and privileges as holders of shares of common stock presently issued and outstanding, including the same dividend, voting and liquidation rights.

The holders of the Company’s common stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any additional shares in connection with a new issuance of capital stock of the Company in order to maintain their proportionate ownership of the Company’s common stock. Accordingly, if the Board of the Company elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, voting power, and equity ownership of current stockholders. In addition, each share of common stock is entitled to one vote in the election of directors and other matters. The holders of the Company’s common stock are not entitled to cumulative voting.

The proposed increase in the authorized number of shares of common stock could have an anti-takeover effect. The availability for issuance of additional shares of common stock could discourage, or make more difficult, efforts to obtain control of the Company because such shares could be issued to dilute the voting power of a person seeking control. For example, it may be possible for the Board to delay or impede a merger, tender offer, or proxy contest that it determines is not in the best interests of the Company and its stockholders by causing such additional authorized shares to be issued to holders who might side with the board in opposing such a takeover or change in control. By potentially discouraging unsolicited takeover attempts, the proposed amendment may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or under a merger proposal and may also have the effect of permitting the Company’s current management, including the current Board, to retain its position and resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business.

Condition to Closing of the Transactions

The approval of the increase in the authorized capital of the Company is one of several conditions to the closing of the Transactions with IOWC. Accordingly, if the stockholders do not approve the increase in the authorized capital stock and that condition is not waived by IOWC, the Transactions with IOWC will not be consummated. However, subject to stockholder approval, the Board intends to complete the reverse split even if the Transactions with IOWC are not consummated, because the Board believes that this will create a more manageable capital structure for the Company and its future financing needs.

Dilutive Effect of Increase in Authorized Capital Stock

By itself, an increase in the Company’s authorized capital stock will not have any dilutive effect on the Company’s stockholders. However, if this Proposal Four is approved by the stockholders, the Company intends to (i) mandatorily convert certain convertible notes into shares of common stock, (ii) issue common stock to several individuals with respect to whom the Company has accrued and unpaid obligations for a variety of services and (iii) issue common stock in connection with a new employment agreement with Mr. Calvert. In addition, if Proposal One is approved by the stockholders, the Company will issue the IOWC Stock at the closing of the Transactions with IOWC. Therefore, an indirect result of the approval of this Proposal Four will be significant dilution of the percentage of the Company owned by the existing stockholders. For more information about this dilutive effect, including a table showing current and pro forma capitalization of the Company, please see PROPOSAL ONE - Pro-Forma Capitalization and Significant Dilution to Existing Stockholders.

Recommendation of the Board

The Board unanimously recommends a vote FOR the proposed increase in the authorized capital stock of the Company and the technical corrections to provisions relating to the Company’s blank check preferred stock.

STOCKHOLDER PROPOSALS

From time to time stockholders present proposals that may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting. Under the rules of the SEC, to be included in the proxy statement for our 2007 annual meeting of stockholders, proposals must be received by us no later than March 1, 2007.

ANNUAL REPORT ON FORM 10-KSB

We filed with the SEC our original Annual Report for our year ended December 31, 2005 on Form 10-KSB on March 31, 2006, our amended Form 10-KSB (as amended, the “10-KSB”) on May 1, 2006, our Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2006 on November 17, 2006 with the SEC, as amended by our Form 10-QSB/A filed on December 17, 2006 and our amended Form 10-QSB/A filed on January 29, 2007 (as amended, the “10-QSB”). A copy of the 10-KSB and the 10-QSB have been mailed to all stockholders along with this proxy statement. Stockholders may obtain additional copies of the original or amended 10-KSB, the original or amended 10-QSB, and the exhibits to either of them, without charge, by writing to our Corporate Secretary, at our principal executive offices at 2603 Main Street, Suite 1155, Irvine, California 92614.

We incorporate by this reference herein the Company’s Financial Statements and the notes thereto, and the discussions under the captions “Description of Business,” “Description of Properties,” “Legal Proceedings,”  “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” contained in the 10-KSB and the 10-QSB.

OTHER MATTERS

Management does not know of any matters to be presented at the Meeting other than those set forth herein and in the Notice accompanying this proxy statement. If a stockholder vote is necessary to transact any other business at the Meeting, the proxyholders intend to vote their proxies in accordance with their best judgment related to such business.

It is important that your shares be represented at the Meeting, regardless of the number of shares that you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors,

Dennis Calvert
Chairman

Irvine, California
February 13, 2007

Appendix A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NUWAY MEDICAL INC.

NUWAY MEDICAL INC. (the “Corporation”), a Delaware corporation, hereby certifies as follows:

1. The Corporation’s original certificate of incorporation was filed with the Secretary of State of the State of Delaware on September 19, 1991. The Corporation was originally incorporated under the name of Repossession Auction, Inc.

2. Pursuant to Sections 242 and 228 of the General Corporation Law, the amendments and restatements herein set forth have been duly approved by the Board of Directors and stockholders of the Corporation.

3. Pursuant to Section 245 of the General Corporation Law, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the certificate of incorporation of the Corporation, as amended to date (as so amended, the “Certificate of Incorporation”).

4. The text of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

FIRST: The name of the corporation (which is hereinafter referred to as the “Corporation”) is BioLargo, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

The purpose specified in the foregoing paragraph shall in nowise be limited or restricted by reference to, or inference from, the terms of any provision in this Amended and Restated Certificate of Incorporation.

The Corporation shall possess and may exercise all powers and privileges necessary or convenient to effect the foregoing purpose, including the general powers now or hereafter conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law.

FOURTH: The total number of shares of capital stock which the Corporation is authorized to issue is 250,000,000 shares, all with a par value of $0.00067 per share, 200,000,000 shares of which shall be common stock (the “Common Stock”) and 50,000,000 shares of which shall be preferred stock (the “Preferred Stock”)

The Board of Directors of the Corporation is authorized from time to time to provide for the issuance of the shares of the Preferred Stock in one or more series and to establish the number of shares to be included in each such series and to fix the designations, powers (including voting powers), preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof and to determine or alter the powers (including voting powers), designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, granted to or imposed upon any wholly-unissued class and/or series of Preferred Stock in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any such wholly-unissued class and/or series, to increase or decrease (but not below the number of shares of any such class and/or series then outstanding) the number of shares of any such class and/or series, and to fix the number of shares of any such class and/or series.

Effective at 5:00 pm Eastern Standard Time on                  , 200- (the “Effective Time”), pursuant to Section 242(a)(3) of the General Corporation Law, the issued and outstanding shares of the Corporation’s common stock shall be subject to a reverse split, such that every          shares of the Corporation’s Common Stock, par value $0.00067 per share, issued and outstanding immediately prior to the Effective Time, will be automatically be combined into one share of Common Stock, par value $0.00067 per share. Notwithstanding the immediately preceding sentence, no fractional shares of Common Stock shall be issued to the holders of record of Common Stock in connection with the foregoing combination of shares of Common Stock. In lieu thereof, any fractional share that results from the combination described in the two immediately preceding sentences will be rounded up to the next whole share of Common Stock.

A-1

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock into which the shares of Common Stock represented by such certificate outstanding prior to the Effective Time shall have been combined; PROVIDED, HOWEVER, that each holder of record of a certificate that represented shares of Common Stock outstanding prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of Common Stock into which the shares of Common Stock represented by such certificate shall have been combined.

The combination of Common Stock described in the preceding paragraphs shall not change the authorized number of shares of the Common Stock of the Corporation or the par value thereof

FIFTH: The Corporation shall, to the full extent permitted by section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

A director of the Corporation shall not be personally liable to the Corporation or its members for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

SIXTH: The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

SEVENTH: The Board of Directors shall have the power without the assent or vote of the stockholders to make, alter, amend, change, add to, or repeal the by-laws of the corporation; PROVIDED, HOWEVER, that any by-law made by the Board of Directors may be altered, amended or repealed by the stockholders at any time.

The powers and authorize herein conferred upon the Board of Directors are in furtherance, and not in limitation, of those conferred by the laws of the State of Delaware. In addition to the powers and authorities herein or by statute expressly conferred upon, it, the Board of Directors may exercise all such powers and do all such as acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Amended and Restated Certificate of Incorporation and to the by-laws of the Corporation; PROVIDED, HOWEVER, that no by-law made by the stockholders shall invalidate any prior act by the directors which would have been valid if such by-law had not been made.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors, or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

NINTH: The Corporation reserves the right for amend, alter, change or appeal any provision contained in this Amended and Restated Certificate of Incorporation and all rights conferred upon stockholders, directors and officers herein are granted subject to this reservation.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by, its, this       day of                , 200_

NUWAY MEDICAL INC.

By:
Name: Title:

A-2

0

NUWAY MEDICAL, INC.

Proxy for the Special Meeting of Stockholders, March 15, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NUWAY MEDICAL, INC.

This proxy is solicited by the Board of Directors for use at the Special Meeting of Stockholders of NuWay Medical, Inc., (the "Company") to be held at Residence Inn by Marriott, 2855 Main Street, Irvine, California 92614 at 10:00 A.M. on March 15, 2007.

By signing the proxy, you revoke all prior proxies, acknowledge receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement, and appoint Dennis Calvert and Dennis E. Marshall, and each of them, with full power of substitution, to vote all your shares of common stock of NuWay Medical, Inc. which you are entitled to vote, on the matters shown on the reverse side and any other matters which may properly come before the Meeting and all adjournments and postponements thereof.

Whether or not a choice is specified, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The shares of stock you hold in your account will be voted as you specify on the reverse side.
THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE LISTED PROPOSALS. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1 THROUGH 4 INCLUSIVE.

(Continued and to be signed on the reverse side.)

14475

SPECIAL MEETING OF STOCKHOLDERS OF

NUWAY MEDICAL, INC.

March 15, 2007

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS PRESENTED AT THE SPECIAL MEETING.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. Acquisition of the assets of IOWC Technologies, Inc. (IOWC) and the issuance of shares of common stock to IOWC	☐	☐	☐
2. Approval of corporate name change	☐	☐	☐
3. Authorization to effect a reverse stock split	☐	☐	☐
4. Authorization to increase the authorized capital stock of the company, and make certain technical corrections to our certificate of Incorporation	☐	☐	☐

Other Business. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR all of the Proposals and in the discretion of the proxy holders on such other matters as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated February 13, 2007.

Please date, sign, and return this Proxy even if you intend to be present at the Special Meeting. This Proxy may be revoked as set forth in the accompanying Proxy Statement, and the shares may be voted by the holder at the Special Meeting.

PLEASE MARK ABOVE, THEN DATE AND SIGN THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.